Exhibit 10.1


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                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 9, 1999


                                      Among


                              KASPER A.S.L., LTD.,

                           THE GUARANTORS NAMED HEREIN

                            THE LENDERS NAMED HEREIN,

        THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AND COLLATERAL AGENT

                                       and

                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                              AS COLLATERAL MONITOR


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                                TABLE OF CONTENTS
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I.   DEFINITIONS...................................................................2
          SECTION 1.01    Certain Defined Terms....................................2
          SECTION 1.02    Accounting Terms........................................25

II.  THE LOANS....................................................................25
          SECTION 2.01    Revolving Credit Commitments and Reducing
                           Revolving Credit Commitments...........................25
          SECTION 2.02    Loans...................................................26
          SECTION 2.03    Notice of Loans.........................................28
          SECTION 2.04    Notes; Repayment of Loans...............................29
          SECTION 2.05    Interest on Loans.......................................30
          SECTION 2.06    Fees....................................................30
          SECTION 2.07    Termination and Reduction of Revolving Credit
                           Commitments............................................30
          SECTION 2.08    Interest on Overdue Amounts; Alternate Rate of
                           Interest...............................................31
          SECTION 2.09    Prepayment of Loans.....................................32
          SECTION 2.10    Reserve Requirements; Change in
                           Circumstances..........................................35
          SECTION 2.11    Change in Legality......................................37
          SECTION 2.12    Indemnity...............................................38
          SECTION 2.13    Pro Rata Treatment; Assumption by and
                           Delegation of Authority to the Agent...................39
          SECTION 2.14    Sharing of Setoffs......................................41
          SECTION 2.15    Payments and Computations...............................42
          SECTION 2.16    Taxes...................................................43
          SECTION 2.17    Issuance of Letters of Credit...........................46
          SECTION 2.18    Payment of Letters of Credit; Reimbursement.............47
          SECTION 2.19    Agent's Actions with respect to Letters of Credit.......49
          SECTION 2.20    Letter of Credit Fees...................................49
          SECTION 2.21    Change of Lending Office................................50

III. COLLATERAL SECURITY..........................................................50
          SECTION 3.01    Security Documents......................................50
          SECTION 3.02    Filing and Recording....................................50

IV.  REPRESENTATIONS AND WARRANTIES...............................................51
          SECTION 4.01    Organization, Legal Existence...........................51
          SECTION 4.02    Authorization...........................................51
          SECTION 4.03    Governmental Approvals..................................52
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          SECTION 4.04    Binding Effect..........................................52
          SECTION 4.05    Material Adverse Change.................................52
          SECTION 4.06    Litigation; Compliance with Laws; etc...................52
          SECTION 4.07    Financial Statements....................................53
          SECTION 4.08    Federal Reserve Regulations.............................53
          SECTION 4.09    Taxes...................................................54
          SECTION 4.10    Employee Benefit Plans..................................54
          SECTION 4.11    No Material Misstatements...............................55
          SECTION 4.12    Investment Company Act; Public Utility Holding
                           Company Act............................................56
          SECTION 4.13    Security Interest.......................................56
          SECTION 4.14    Use of Proceeds.........................................56
          SECTION 4.15    Subsidiaries............................................56
          SECTION 4.16    Title to Properties; Possession Under Leases;
                           Trademarks.............................................56
          SECTION 4.17    Solvency................................................57
          SECTION 4.18    Permits, etc............................................58
          SECTION 4.19    Compliance with Environmental Laws......................58
          SECTION 4.20    No Change in Credit Criteria or Collection Policies.....59
          SECTION 4.21    Employee Matters........................................59
          SECTION 4.22    Acquisition.............................................59
          SECTION 4.23    Year 2000...............................................60

V.   CONDITIONS OF CREDIT EVENTS..................................................60
          SECTION 5.01    All Credit Events.......................................60
          SECTION 5.02    First Borrowing.........................................61

VI.  AFFIRMATIVE COVENANTS........................................................66
          SECTION 6.01    Legal Existence.........................................66
          SECTION 6.02    Businesses and Properties...............................66
          SECTION 6.03    Insurance...............................................67
          SECTION 6.04    Taxes...................................................67
          SECTION 6.05    Financial Statements, Reports, etc......................68
          SECTION 6.06    Litigation and Other Notices............................71
          SECTION 6.07    ERISA...................................................72
          SECTION 6.08    Maintaining Records; Access to Properties and
                           Inspections; Right to Audit............................73
          SECTION 6.09    Use of Proceeds.........................................73
          SECTION 6.10    Fiscal Year-End.........................................73
          SECTION 6.11    Further Assurances......................................73
          SECTION 6.12    Additional Grantors and Guarantors......................73
          SECTION 6.13    Environmental Laws......................................74
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          SECTION 6.14    Pay Obligations to Lenders and Perform Other
                           Covenants..............................................76
          SECTION 6.15    Year 2000...............................................76
          SECTION 6.16    Special Charter Amendment...............................76
          SECTION 6.17    Rate Agreement..........................................76

VII. NEGATIVE COVENANTS...........................................................77
          SECTION 7.01    Liens...................................................77
          SECTION 7.02    Sale and Lease-Back Transactions........................79
          SECTION 7.03    Indebtedness............................................79
          SECTION 7.04    Dividends, Distributions and Payments...................79
          SECTION 7.05    Consolidations, Mergers and Sales of Assets.............80
          SECTION 7.06    Investments.............................................80
          SECTION 7.07    Capital Expenditures....................................82
          SECTION 7.08    Capitalization Ratio....................................83
          SECTION 7.09    Interest Coverage Ratio.................................84
          SECTION 7.10    Net Worth...............................................85
          SECTION 7.11    Business................................................85
          SECTION 7.12    Sales of Receivables....................................85
          SECTION 7.13    Use of Proceeds.........................................86
          SECTION 7.14    ERISA...................................................86
          SECTION 7.15    Accounting Changes......................................86
          SECTION 7.16    Prepayment or Modification of Indebtedness;
                           Modification of Charter Documents......................86
          SECTION 7.17    Transactions with Affiliates............................87
          SECTION 7.18    Consulting Fees.........................................87
          SECTION 7.19    Negative Pledges, etc...................................87

VIII. EVENTS OF DEFAULT...........................................................87

IX.  AGENT AND COLLATERAL MONITOR.................................................91

X.   MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL........96
          SECTION 10.01    Collection of Receivables; Management of Collateral....96
          SECTION 10.02    Receivables Documentation..............................98
          SECTION 10.03    Status of Receivables and Other Collateral.............98
          SECTION 10.04    Monthly Statement of Account..........................100
          SECTION 10.05    Collateral Custodian..................................100
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XI.  MISCELLANEOUS...............................................................100
          SECTION 11.01    Notices...............................................100
          SECTION 11.02    Survival of Agreement.................................101
          SECTION 11.03    Successors and Assigns; Participations................101
          SECTION 11.04    Expenses; Indemnity...................................105
          SECTION 11.05    Applicable Law........................................106
          SECTION 11.06    Right of Setoff.......................................106
          SECTION 11.07    Payments on Business Days.............................106
          SECTION 11.08    Waivers; Amendments...................................107
          SECTION 11.09    Severability..........................................108
          SECTION 11.10    Entire Agreement; Waiver of Jury Trial, etc...........108
          SECTION 11.11    Confidentiality.......................................109
          SECTION 11.12    Submission to Jurisdiction............................110
          SECTION 11.13    Counterparts; Facsimile Signature.....................110
          SECTION 11.14    Headings..............................................110

XII. GUARANTEES..................................................................110
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EXHIBITS

EXHIBIT A           Trademark Amounts
EXHIBIT B-1         Form of Revolving Credit Note
EXHIBIT B-2         Form of Reducing Revolving Credit Note
EXHIBIT C           Intentionally Omitted
EXHIBIT D           Form of Amended and Restated Pledge Agreement
EXHIBIT E           Form of Amended and Restated Security Agreement
EXHIBIT F           Form of Assignment and Acceptance
EXHIBIT G           Form of Amended and Restated Security Agreement and
                    Mortgage - Trademarks, Patents and Copyrights


SCHEDULES

SCHEDULE 2.01(a)    Revolving Credit Commitments
SCHEDULE 2.01(b)    Reducing Revolving Credit Commitments
SCHEDULE 2.02       Domestic Lending Offices
SCHEDULE 2.03       Eurodollar Lending Offices
SCHEDULE 2.17       Existing Letters of Credit
SCHEDULE 4.01       Qualified Jurisdictions
SCHEDULE 4.05       Material Adverse Change
SCHEDULE 4.06(a)    Litigation
SCHEDULE 4.06(b)    Compliance with Laws
SCHEDULE 4.10       Employee Benefit Plans
SCHEDULE 4.15       Subsidiaries
SCHEDULE 4.19       Environmental Law Compliance
SCHEDULE 4.21       Employee Matters
SCHEDULE 6.05(k)    Borrowing Base Certificate
SCHEDULE 6.05(m)    Inventory Designation
SCHEDULE 6.13       Hazardous Materials
SCHEDULE 7.01       Existing Liens
SCHEDULE 7.03       Existing Indebtedness
SCHEDULE 7.06       Existing Investments

                                        v

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     AMENDED  AND  RESTATED  CREDIT  AGREEMENT  dated as of July 9, 1999,  among
     KASPER  A.S.L.,  LTD.,  a  Delaware   corporation  (the  "Borrower"),   the
     Guarantors named herein and signatories hereto, the financial institutions from time to time party hereto, initially consisting of those financial institutions listed on Schedule 2.01 annexed hereto (collectively, the "Lenders"), THE CHASE MANHATTAN BANK ("Chase"), as administrative and collateral agent for the Lenders (in such capacity, the "Agent") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), as collateral monitor (in such capacity, the "Collateral Monitor").


     The Borrower, the Guarantors, certain lending institutions (the "Existing Lenders"), BankBoston, N.A., as administrative and collateral agent for the Existing Lenders (the "Facility Agent"), Citicorp USA, Inc., as documentation agent (the "Documentation Agent") and Heller Financial, Inc. as co-agent (together with the Facility Agent and the Documentation Agent, the "Existing Agents") are parties to the Revolving Credit Agreement, dated as of June 4, 1997 (as heretofore amended and in effect on the date hereof, the "Existing Credit Agreement") providing for loans to be made to, and letters of credit to be issued for the account of the Borrower in the aggregate principal and/or face amount not exceeding $100,000,000 at any one time outstanding. Immediately prior to the execution and delivery of this Agreement, (i) Chase succeeded to the position of the Existing Agents (with CIT performing services of the Collateral Monitor) and in that connection succeeded to the security interests granted by the Borrowers and Guarantors in the collateral under the Existing Credit Agreement and (ii) Chase acquired from the Existing Lenders, an assignment of 100% of the commitments of and loans made by the Existing Lenders.

     The Borrower, the Guarantors, the Lenders, the Agent and the Collateral Monitor have agreed to amend and restate the Existing Credit Agreement to provide for such amendments on the terms set forth in this Agreement, which Agreement shall become effective upon the satisfaction of certain conditions precedent set forth herein.

     It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the Closing Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations thereunder.

     Accordingly, in consideration of the mutual covenants contained herein and subject to the satisfaction of the conditions set forth herein, the Borrower, the Guarantors, the Lenders, the Agent and the Collateral Monitor hereby agree as follows:



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     The Borrower has applied to the Lenders for Credits (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount of $160,000,000 (as provided for in and subject to Schedule 2.01(a) annexed hereto) in the form of (a) Revolving Credit Loans and Letters of Credit to or for the benefit of the Borrower in an aggregate principal amount not in excess of $100,000,000 (as such amount may be increased as provided in Schedule 2.01(a) annexed hereto) outstanding at any time and from time to time prior to the Revolving Credit Termination Date, (b) Reducing Revolving Credit Loans to or for the benefit of the Borrower in an aggregate principal amount not in excess of $25,000,000 outstanding at any time and from time to time prior to the Reducing Revolving Credit Termination Date and (c) Revolving Credit Loans and Letters of Credit to or for the benefit of the Borrower in an aggregate principal amount not in excess of $160,000,000 after the Agent receives the Special Charter Amendment Opinion. The proceeds of the Revolving Credit Loans and the Reducing Revolving Credit Loans made on the Closing Date shall be used to finance partially the Acquisition pursuant to the Acquisition Agreement (including the purchase of certain retail stores of the Seller), to capitalize ACK Acquisition and Lion Licensing, to pay related transaction costs and for working capital purposes. The proceeds of the Revolving Credit Loans and the Reducing Revolving Credit Loans subsequent to the Closing Date shall be used for general working capital and corporate purposes, including the purchase of certain retail stores of the Seller and in the case of the Revolving Credit Loans to repay outstanding Reducing Revolving Credit Loans on the date the Agent receives the Special Charter Amendment Opinion. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Credits to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Guarantors, the Lenders and the Agent hereby agree as follows:

I.   DEFINITIONS

     SECTION 1.01 Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

     "Account Debtor" shall have the meaning assigned to such term in the definition of Eligible Receivables hereof.

     "Acquisition" shall mean the purchase by the Borrower of certain assets of the Seller pursuant to the Acquisition Agreement.

     "Acquisition Agreement" shall mean the Asset Purchase Agreement dated as of March 15, 1999 among the Borrower, Seller and Takihyo Inc., as in effect on the Closing Date.


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     "Acquisition Documents" shall mean the Acquisition Agreement and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case as in effect on the Closing Date.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under Regulation
D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any person which beneficially owns or holds 10% or more of any class of voting securities of such person or 10% or more of the equity interest in such person,
(ii) any person of which such person benefi cially owns or holds 10% or more of any class of voting securities or in which such person beneficially owns or holds 10% or more of the equity interest in such person and (iii) any director, officer or employee of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

     "ACK Acquisition" shall mean AKC Acquisition, Ltd., a Delaware corporation and direct wholly-owned subsidiary of the Borrower.

     "Alternate Base Loan" shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent at its principal office in New York City as its prime rate in effect at such time.

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"Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month
Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three- Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Agent is subject, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Assessment Rate" shall mean, for any day, the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/100 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Anne Klein Trademark Value" shall mean forty percent (40%) of the appraised value of the Anne Klein trademarks as determined by an independent

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appraiser acceptable to the Agent as at the Closing Date and updated at the joint request of the Collateral Monitor and the Agent but in no event more than once each Fiscal Year and not before the first anniversary of the Closing Date.

     "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit F annexed hereto.

     "ASL Retail" shall mean A.S.L. Retail Outlets, Inc.

     "ASL Retail Prior Season Inventory" shall mean finished goods inventory owned by ASL Retail which was manufactured for sale by the Borrower in a shipping season more than one year prior to the current shipping season of the Borrower.

     "Availability" shall mean at any time (i) the lesser at such time of (x) the Total Revolving Credit Commitment and (y) the Borrowing Base, minus (ii) the sum at such time of (x) the unpaid principal balance of, and accrued interest and fees on the Revolving Credit Loans together with all Availability Reserves pursuant to this Agreement, and (y) the Letter of Credit Usage.

     "Availability Reserves" shall mean, as of any date of determination, such reserves in amounts as the Collateral Monitor (in consultation with the Agent) may from time to time establish and revise in good faith in accordance with its customary credit policies reducing the amount of Revolving Credit Loans and Letters of Credit which would otherwise be available to the Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Collateral Monitor (in consultation with the Agent) in good faith in accordance with its customary credit policies, do or may affect either (i) the Collateral or its value, (ii) the assets or business of the Borrower or any subsidiary of the Borrower or
(iii) the security interests and other rights of the Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or
(b) to reflect the Collateral Monitor's (in consultation with the Agent) good faith belief that any collateral report or financial information furnished by or on behalf of the Borrower or any subsidiary of the Borrower to the Collateral Monitor or to the Agent or to any Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which the Collateral Monitor (in consultation with the Agent) determines in good faith constitutes a Default or an Event of Default.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

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     "Book Value" shall mean, as to any inventory in respect of which such amount is to be determined, the lower of (i) the cost (as reflected in the general ledgers of the Inventory Grantor or any subsidiary of the Inventory Grantor) or (ii) market value (both cost and market value being determined in accordance with GAAP calculated on a first in first out basis).

     "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Borrowing Base" shall mean, at any time an amount equal to the sum of (i) ninety percent (90%) of the Net Amount of Eligible Receivables, plus (ii) the lesser of (a) $50,000,000 and (b) sixty percent (60%) of the Net Amount of Eligible Inventory, plus (iii) the sum of (a) fifty percent (50%) of the aggregate undrawn amount of all outstanding Eligible Letters of Credit plus (b) fifty percent (50%) of the amount of In- Transit Letter of Credit Inventory, plus (iv) the sum of (a) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Eligible CMT Letters of Credit plus (b) one hundred percent (100%) of the amount of In-Transit CMT Letter of Credit Inventory, plus
(v) the Trademark Advance (vi) plus fifty percent (50%) of Eligible In- Transit Finished Goods.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capitalization Ratio" shall mean, with respect to any person for any period, the ratio of (i) Total Funded Debt to (ii) the sum of Total Funded Debt plus Net Worth.

     "Capital Expenditures" shall mean all expenditures for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements) which should be capitalized under GAAP.

     "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Closing Date" shall mean the date of the first borrowing under this Agreement, but in no event later than July 12, 1999.

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

     "CMT Letter of Credit" shall mean a letter of credit issued primarily to support labor costs relating to cut, make and trim work.

     "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

     "Collateral" shall mean all collateral and security as described in the Security Documents.

     "Collateral Monitor" shall have the meaning assigned to such term in the preamble hereof.

     "Commitment Letter" shall mean the commitment letter dated June 1, 1999 addressed to the Borrower and all attachments thereto and the related fee letters.

     "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

     "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state, local or other applicable jurisdiction environmental, health and safety statutes or regulations, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

     "Credit Event" shall mean each borrowing and each issuance, continuance or renewal of a Letter of Credit hereunder.

     "Credits" shall mean the Revolving Credit Loans, the Reducing Revolving Credit Loans and Letters of Credit.

     "Cure Loans" shall have the meaning assigned to such terms in Section 2.13(d) hereof.

     "Current Season Inventory" shall mean, with respect to inventory of the Inventory Grantor, finished goods inventory which was manufactured for sale in the current shipping season of the Inventory Grantor.

     "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

     "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Documentation Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

     "dollars" or the symbol "$" shall mean lawful currency of the United States of America.

     "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "EBITDA" shall mean with respect to any person for any period the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization and other non-cash items properly deductible in determining Net Income and (iv) federal, state and local income taxes, in each case of such person for such period, computed and calculated in accordance with GAAP and minus (v) non-cash items properly added in determining Net Income, in each case for the corresponding period.

     "Eligible ASL Retail Prior Season Inventory" shall mean ASL Retail Prior Season Inventory which the Collateral Monitor may determine, in its reasonable business judgment (in consultation with the Agent), to be eligible inventory.

     "Eligible CMT Letter of Credit" shall mean a commercial letter of credit issued by the Agent covering finished goods inventory (i) which has been or will be consigned to the Agent, (ii) which has been or will be shipped to a location in the United States set forth on Schedule I to the Security Agreement, and
(iii) for which the amount of such letter of credit shall be equal to an amount approximating the value of the labor costs related to cut, make and trim work for such finished goods inventory.

     "Eligible In-Transit Finished Goods" shall mean finished goods inventory of the Borrower which (i) have been paid for by the Borrower, (ii) are not included in any category of Eligible Inventory, In-Transit CMT Letter of Credit Inventory or In-Transit Letter of Credit Inventory, (iii) meets every condition contained in the definition of Eligible Inventory other than clause (v) therein, (iv) have been consigned and insured in a manner satisfactory to the Agent and (v) are satisfactory to the Collateral Monitor in its reasonable business judgment (in consultation with the Agent).

     "Eligible Inventory" shall mean inventory of an Inventory Grantor comprised solely of finished goods located in the United States which meets all of the following specifications: (i) the inventory is owned by such Inventory Grantor free and clear of any existing Lien, other than that of the Agent and the Lenders under the Loan Documents or as otherwise permitted under the Loan Documents, it is not held on consignment and may be lawfully sold and it continues to be in full conformity with any representations and warranties made under the Loan Documents by the Inventory Grantor to the Agent and the Lenders with respect thereto; (ii) the Inventory Grantor has the right to assignment thereof and the power to grant Liens thereon; (iii) the inventory arose or was acquired in the ordinary course of business of such Inventory Grantor and does not represent returned goods (other than returned goods put back into finished goods inventory for sale in the ordinary course of business), second quality or damaged goods; (iv) the inventory is readily marketable for sale by the Inventory Grantor; (v) the inventory is located at one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement and with respect to which the Agent has been granted and has perfected a valid, first priority security interest therein; (vi) the inventory is not goods to be returned to a supplier of an Inventory Grantor; (vii) the inventory is not samples; (viii) if applicable, if the inventory is sold under a licensed trademark not owned by the Borrower or any of its subsidiaries, the Agent shall have entered into a licensor waiver letter, in form and substance satisfactory to the Agent, with the licensor with respect to the rights of the Agent to use the trademark to sell or otherwise dispose of such inventory; (ix) the inventory is Eligible Prior Season Inventory, Eligible ASL Retail Prior Season Inventory or Current Season Inventory; (x) the inventory has been reduced by the amount of any Overcost Reserve applicable to the inventory of an Inventory Grantor; (xi) the inventory is not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be acceptable to the Collateral Monitor (in consultation with the Agent) in all respects in the exercise of its reasonable business judgment based upon the lending practices of the Collateral Monitor, consistent with practices customary in the commercial finance industry generally.

     "Eligible Letter of Credit" shall mean a commercial letter of credit issued by the Agent covering finished goods inventory (i) which has been or will be consigned to the Agent, (ii) which has been shipped or will be shipped to a location in the United States set forth on Schedule I to the Security Agreement, and (iii) for which the amount of such letter of credit shall be equal to an amount approximating the value of the fabric, trim and other materials used and the labor costs related to cut, make and trim work for such finished goods inventory.

     "Eligible Prior Season Inventory" shall mean with respect to the Borrower:
(i) Prior Season Inventory which is "quick response" or "replenishment" finished goods inventory, and (ii) Prior Season Inventory which the Collateral Monitor may determine, in its reasonable business judgment (in consultation with the Agent), to be eligible inventory.

     "Eligible Receivables" shall mean (i) Receivables created by a Receivables Grantor in the ordinary course of business arising out of the sale of goods by a Receivables Grantor which (A) are subject to a valid, first priority, fully perfected security interest in favor of the Agent and which conform to the representations and warranties contained herein and in the other Loan Documents, and (B) at all times shall continue to be reasonably acceptable to the Collateral Monitor (in consultation with the Agent) in all respects and (ii) Receivables which the Factor has credit approved and serves as collection agent pursuant to the Factoring Agreement, and for which such Receivables remain subject to the Assignment of Monies Due Under the Factoring Agreement (the "Assignment of Monies Agreement"). A Receivable of the Receivables Grantor which has not been credit approved (including as a result of withdrawal of credit approval) by the Factor under the Factoring Agreement may, in the reasonable business judgment of the Collateral Monitor (in consultation with the Agent), be deemed eligible if: (i) the Factor serves as the collection agent for such Receivable pursuant to the Factoring Agreement and such Receivable remains subject to the Assignment of Monies Agreement; (ii) delivery of the merchandise has been completed; (iii) no return, rejection or repossession has occurred;
(iv) the merchandise has been accepted by an account debtor or obligor ("Account Debtor") with respect to such Receivable without dispute, setoff, defense or counterclaim; (v) such Receivable is unconditionally payable in dollars within 90 days of the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or document; (vi) no more than 60 days has elapsed from the invoice due date and no more than 120 days have elapsed from the invoice date; (vii) the Account Debtor is not an Affiliate of the Receivables Grantor; (viii) such Receivable does not constitute an obligation of the United States or any other governmental authority; (ix) the Account Debtor (or the applicable office of the Account Debtor) with respect thereto is located in the continental United States, unless the Receivable is supported by a letter of credit or other similar obligation satisfactory to the Collateral Monitor (in consultation with the Agent); (x) the Account Debtor with respect thereto is not also a supplier or a creditor of the Receivables Grantor, unless such supplier or creditor has executed a no offset letter satisfactory to the Collateral Monitor (in consultation with the Agent); (xi) not more than 50% of the aggregate amount of all Receivables from the Account Debtor thereto remain unpaid more than 60 days past the invoice due date or 120 days past the invoice date; (xii) the Account Debtor is not insolvent, subject to a bankruptcy, reorganization, receivership, insolvency arrangement or any similar proceeding;
(xiii) no facts, events or occurrences exist that would impair the validity, enforceability or collectability of such Receivable or reduce the amount payable, or delay payment thereunder, all as determined in the good faith by the Collateral Monitor (in consultation with the Agent). Without duplication of any Availability Reserves, the aggregate amount of all Eligible Receivables of the Receivables Grantor shall be reduced by any reserves deemed necessary by the Collateral Monitor (in consultation with the Agent) in its reasonable business judgment, including a reserve in an amount which would represent the historical or anticipated ratio of dilution (i.e., returns, discounts, claims, credits, and allowances) to sales.

     "Environmental Claim" shall mean any written notice of violation, claim, deficiency, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or its subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or its subsidiaries or (iii) the violation, or alleged violation by the Borrower or any of its subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or its subsidiaries, under any applicable Environmental Law.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and their equivalent in each jurisdiction in which a non-domestic subsidiary is located as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations promulgated thereunder, as in effect from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with the Borrower or any of its subsidiaries would be treated as a single employer under Section 302 of Title I or Title IV of ERISA or with respect to Section 412 or Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "Eurodollar Loan" shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

     "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

     "Existing Agents" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Existing Credit Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Existing Lenders" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Facility Agent" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Factor" shall mean Heller Financial, Inc. and any successor or replacement reasonably acceptable to the Agent.

     "Factoring Agreement" shall mean the Factoring Agreement dated as of June 2, 1997, as amended to the Closing Date between the Borrower, any other Receivables Grantor and the Factor, and any amendment to and/or replacement of such agreement acceptable to the Agent.

     "Financial Officer" shall mean, with respect to any person, the chief financial officer or Executive Vice President, Finance and Administration of such person.

     "Fiscal Year" shall mean the fiscal year of the Borrower for accounting purposes which ends on or about December 31 of each year.

     "GAAP" shall have the meaning assigned to such term in Section 1.02 hereof.

     "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

     "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing or giving financial assistance in respect of the repayment of any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

     "Guarantor" shall mean, collectively, each subsidiary of the Borrower executing this Agreement on the Closing Date or any subsidiary of the Borrower which becomes a guarantor of the Obligations after the date hereof.

     "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Federal Environmental Law, such broader meaning shall apply.

     "Hong Kong Security Documents" shall mean the agreements and other documents continuing the "Hong Kong Security Documents" under, and as defined in, the Existing Credit Agreement.

     "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, including, without limitation, the Rate Agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Revolving Credit Termination Date.

     "Indemnitees" shall have the meaning assigned to such term in Section 11.04(c) hereof.

     "Information" shall have the meaning assigned to such term in Sec tion
11.11 hereof.

     "Interest Coverage Ratio" shall mean, with respect to any person for any period, the ratio of (i) EBITDA for such period ending on or prior to the date of determination, to (ii) the Interest Expense of such person for such period.

     "Interest Expense" shall mean, with respect to any person for any period, the interest expense of such person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness for borrowed money to the extent included in interest expense,
(iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock,
(v) payments of interest expense in kind, (vi) fees and expenses incurred in connection with the Factoring Agreement and (vii) write-off of fees and expenses incurred in connection with the assignment of the Existing Credit Agreement as a result of the assignment of the Loans thereunder.

     "Interest Margin" shall mean, with respect to any Credit, the amount as set forth below as corresponds to the Capitalization Ratio set forth below for the four consecutive fiscal quarter periods ending prior to the date of determination, determined on the Closing Date and adjusted thereafter, ten (10) days after the delivery of the financial statements to the Agent required pursuant to Section 6.05(a) or (b) hereof, as applicable, together with the corresponding compliance certificates required pursuant to Section 6.05(e) hereof, commencing upon the timely receipt by the Agent of such financial statements and certificates for the period ending on or about December 31, 1999, or if the Borrower shall fail to deliver timely such statements and certificates for any such period or during the continuance of an Event of Default, then at the highest Interest Margin provided for herein:


                                              Revolving                           Reducing          Reducing
                            Revolving         Credit Loan       Standby           Revolving         Revolving Credit
                            Credit Loan       Alternate         Letter of         Credit Loan       Loan Alternate
                            LIBO Rate         Base Rate         Credit            LIBO Rate         Base Rate
Capitalization Ratio        Interest Margin   Interest Margin   Interest Margin   Interest Margin   Interest Margin
--------------------        ---------------   ---------------   ---------------   ---------------   ----------------

Greater than or equal to         3.00%            1.00%             3.50%            3.50%             1.50%
62.50%

Less than 62.50% but             2.75%            0.75%             3.25%            3.25%             1.25%
greater than or equal to
60.00%

Less than 60.00% but             2.50%            0.50%             3.00%            3.00%             1.00%
greater than or equal to
55.00%

Less than 55.00% but             2.25%            0.25%             2.75%            3.00%             1.00%
greater than or equal to
50.00%

Less than 50.00%                 2.00%            0.00%             2.50%            3.00%             1.00%


     On the Closing Date, the LIBO Rate Interest Margin shall be 2.50% in the case of Revolving Credit Loans and 3.00% in the case of Reducing Revolving Credit Loans, the Alternate Base Rate Interest Margin shall be 0.50% in the case of Revolving

Credit Loans and 1.00% in the case of Reducing Revolving Credit Loans and the Standby Letter of Credit Interest Margin shall be 3.00%; each shall thereafter be adjusted in accordance with the provisions hereof.

     "Interest Payment Date" shall mean (i) in the case of an Alternate Base Loan, the first Business Day of each month commencing August 1, 1999, and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto, and, in addition, in respect of any Eurodollar Loan of more than three (3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

     "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect with respect to its Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Revolving Credit Termination Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "In-Transit CMT Letter of Credit Inventory" shall mean "in transit" finished goods inventory of the Borrower shipped under an Eligible CMT Letter of Credit, the amount of which is equal to the face amount of the related Eligible CMT Letter of Credit, provided that such inventory (i) has been paid for by the Borrower and has not otherwise been included in Eligible Inventory or under an Eligible Letter of Credit or an Eligible CMT Letter of Credit (ii) has been consigned and insured to the satisfaction of the Agent and (iii) is otherwise satisfactory to the Collateral Monitor in all respects, in the reasonable business judgment of the Collateral Monitor (in consultation with the Agent).

     "In-Transit Letter of Credit Inventory" shall mean "in transit" finished goods inventory of the Borrower shipped under an Eligible Letter of Credit, the amount of which is equal to the face amount of the related Eligible Letter of Credit, provided that such inventory (i) has been paid for by the Borrower and has not otherwise been included in Eligible Inventory or under an Eligible Letter of Credit or an Eligible CMT Letter of Credit, (ii) has been consigned and insured to the satisfaction of the Agent and (iii) is otherwise satisfactory to the Collateral Monitor in all respects, in the reasonable business judgment of the Collateral Monitor (in consultation with the Agent).

     "Inventory Grantor" shall mean the Borrower and ASL Retail.

     "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Letter of Credit" shall have the meaning assigned to such term in Section
2.17 hereof.

     "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the unreimbursed drawings at such time under all such Letters of Credit which have not been converted to Revolving Credit Loans pursuant to the provisions hereof.

     "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal London office of the Agent in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

     "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Lion Licensing" shall mean Lion Licensing, Ltd., a Delaware corporation and a direct wholly-owned subsidiary of AKC Acquisition.

     "Loan" shall mean any Revolving Credit Loan or any Reducing Revolving Credit Loan.

     "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes and each other document, instrument or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

     "Loan Party" shall mean the Borrower, each Grantor and each Guarantor.

     "Margin Stock" shall have the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations or financial or other condition of the Borrower and its subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform or pay the Obligations to be performed or paid by it in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Lenders or the Agent under any Loan Document or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

     "Maximum Revolving Credit Commitment" shall mean $160,000,000 as the same may be reduced by an amount equal to any reduction to the Total Revolving Credit Commitment pursuant to this Agreement including, without limitation, Section
2.07 hereof.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

     "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate Book Value of Eligible Inventory of an Inventory Grantor.

     "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less
(i) sales, excise or similar taxes and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

     "Net Income" shall mean, with respect to any person for any period, the aggregate income (or loss) of such person for such period which shall be an amount equal to net revenues and other proper items of income for such person less the aggregate for such person of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

     "Net Worth" shall mean, with respect to any person at any time, (i) the sum of such person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less (ii) treasury stock and any minority interest in subsidiaries, and less (iii) the amount of any write-up subsequent to the Closing Date in the value of any asset above the cost or depreciated cost thereof to such person.

     "New Lending Office" shall have the meaning assigned to such term in
Section 2.16(f) hereof.

     "Non Pro Rata Loans" shall have the meaning assigned to such term in
Section 2.13(f) hereof.

     "Notes" shall mean the Reducing Revolving Credit Notes and the Revolving Credit Notes.

     "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrower to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including, without limitation, all obligations, liabilities and Indebtedness of the Borrower with respect to the Rate Agreements (so long as any Lender shall be party thereto),Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans, the Reducing Revolving Credit Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrower to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents (including the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, and interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

     "Other Taxes" shall have the meaning assigned to such term in Section 2.16(b) hereof.

     "Overcost Reserve" shall mean the amount of any inventory reserve recorded in the books and records of an Inventory Grantor, the purpose of which is to reduce the standard costs of goods in inventory to their actual cost.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean any employee pension benefit plan, other than a Multiemployer Plan, within the meaning of Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA or Section 412 of the Code with respect to which the Borrower or any ERISA Affiliate has liability.

     "Permits" shall have the meaning assigned to such term in Section 4.18 hereof.

     "Permitted Overadvances" shall mean (i) involuntary overadvances that may result from time to time due to the fact that any borrowing formulas set forth in the Loan Documents were unintentionally exceeded (whether at the time of any Loan or at the time of the issuance of any Letter of Credit or otherwise) for any reason (other than the Agent's or Collateral Monitor's gross negligence or willful misconduct), including Collateral believed to be eligible in fact being or becoming ineligible and the return of uncollected checks or other items applied to the reduction of the Loans, Letters of Credit or other Obligations, and overadvances made by the Agent without Lenders' consent for up to two weeks after discovering the unintentional overadvance, provided that the Agent does not during that period voluntarily increase the amount by which the borrowing formulas had been exceeded as of the start of that period, and (ii) voluntary overadvances made by the Agent in its sole discretion which shall (x) not cause the

Obligations to exceed Availability by an amount in excess of $5,000,000 at any one time outstanding, and (y) not be made on a date which is beyond ten (10) days after the first voluntary overadvance is made during such overadvance period, or (z) be with the consent of all Lenders. To the extent any Permitted Overadvances are made, each Lender shall bear its pro rata (based on its Revolving Credit Commitment) share thereof.

     "person" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, limited liability partnership, partnership or government or any agency or political subdivision thereof.

     "Plan" shall mean any employee benefit plan, other than a Multiemployer Plan, within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrower or any of its subsidiaries.

     "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement dated as of the date hereof, between the Grantor(s) party thereto and the Agent, for its own benefit and for the benefit of the Lenders, in substantially the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

     "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

     "Prior Season Inventory" shall mean, with respect to inventory of the Borrower, finished goods inventory which was manufactured for sale in a shipping season prior to the current shipping season of the Borrower.

     "Rate Agreement" shall have the meaning assigned to such term in Section
6.17 hereof.

     "Receivables" shall mean and include all of each Receivables Grantor's accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for its own benefit and/or the ratable benefit of the Lenders.

     "Receivables Grantor" shall mean the Borrower and any Guarantor approved by the Agent and the Collateral Monitor.

     "Reducing Revolving Credit Alternate Base Loan" shall mean a Reducing Revolving Credit Loan that is an Alternate Base Loan.

     "Reducing Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Reducing Revolving Credit Loans hereunder in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in the column entitled "Reducing Revolving

Credit Commitment" in the table appearing in Schedule 2.01(b), or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be (a) reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.03 hereof.

     "Reducing Revolving Credit Eurodollar Loan" shall mean a Reducing Revolving Credit Loan that is a Eurodollar Loan.

     "Reducing Revolving Credit Loan" shall mean a Reducing Revolving Credit Loan made pursuant to Sections 2.01 and 2.02 hereof.

     "Reducing Revolving Credit Notes" shall mean the Reducing Revolving Credit Notes of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B-2 annexed hereto, as amended, modified or supplemented from time to time.

     "Reducing Revolving Credit Termination Date" shall mean the earlier to occur of (i) June 30, 2001, (ii) such time that Agent receives the Special Charter Amendment Opinion and (iii) such date as the Reducing Revolving Credit Loans shall otherwise be payable in full and the Reducing Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

     "Register" shall have the meaning assigned to such term in Section 11.03(e) hereof.

     "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

     "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of any Loan Party (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

     "Reportable Event" shall mean a Reportable Event as defined in Section 4043(c) of ERISA with respect to which the 30 day notice requirements have not been waived.

     "Required Lenders" shall mean, at any time, Lenders holding Loans, participating interests in the Letter of Credit Usage and unused Total Commitments representing at least 51% of the aggregate of (a) the aggregate principal amount of Loans at such time, (b) the Letter of Credit Usage at such time and (c) the aggregate unused Revolving Credit Commitments at such time, all after giving effect to the terms of Section 2.13(d)(v).

     "Responsible Officer" shall mean, with respect to any person, any vice president or president, or the chief financial officer or controller, of such person.

     "Revolving Credit Alternate Base Loan" shall mean a Revolving Credit Loan that is an Alternate Base Loan.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder and participate in Letters of Credit in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in the column entitled "Revolving Credit Commitment" in the table appearing in Schedule 2.01(a), or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be
(a) reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.03 hereof.

     "Revolving Credit Commitment Fee" shall have the meaning set forth in
Section 2.06(a) hereof.

     "Revolving Credit Eurodollar Loan" shall mean a Revolving Credit Loan that is a Eurodollar Loan.

     "Revolving Credit Loan" shall mean a Revolving Credit Loan made pursuant to Sections 2.01 and 2.02 hereof.

     "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B-1 annexed hereto, as amended, modified or supplemented from time to time.

     "Revolving Credit Termination Date" shall mean the earlier to occur of (i) December 31, 2003 and (ii) such date as the Revolving Credit Loans shall otherwise be payable in full and the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

     "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the date hereof, between the Grantor(s) and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time.

     "Security Agreement - Trademarks, Patents and Copyrights" shall mean the Amended and Restated Security Agreement and Mortgage - Trademarks, Patents and Copyrights dated as of the date hereof, between the Debtor(s), as such term is defined therein, and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit G annexed hereto, as amended, modified or supplemented from time to time.

     "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Security Agreement - Trademarks, Patents and Copyrights, the Hong Kong Security Documents and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

     "Seller" shall mean Anne Klein Company LLC, certain of whose assets are being purchased in accordance with the Acquisition Agreement.

     "Senior Notes" shall mean the 12.75% senior unsecured notes, due 2004, issued by the Borrower pursuant to the Senior Note Indenture, in an aggregate principal amount not to exceed $110,000,000.

     "Senior Note Indenture" shall mean the Indenture, dated as of June 4, 1997, between the Borrower and IBJ Schroder Bank & Trust Company, as Trustee, as amended by the First Supplemental Indenture dated as of June 30, 1997 and the second Supplemental Indenture dated as of June 16, 1999.

     "Settlement Date" shall have the meaning assigned to such term in Section 2.15(c) hereof.

     "Special Charter Amendment" shall mean an amendment to clause (ii) of
Section 6 of the certificate of incorporation of the Borrower, reasonably acceptable to the Agent, that removes the words "mortgage, pledge, transfer or other disposition" from such clause.

     "Special Charter Amendment Opinion" shall mean an opinion of counsel, reasonably acceptable to the Agent, opining that the Special Charter Amendment has been properly executed and is effective.

     "Subordinated Indebtedness" shall mean, with respect to the Borrower, Indebtedness subordinated in right of payment to the Obligations upon terms satisfactory to and approved in writing by the Agent and the Required Lenders.

     "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such person or one or more subsidiaries of such person.

     "Taxes" shall have the meaning assigned to such term in Section 2.16(a) hereof.

     "Total Commitment" shall mean the sum of the Lenders' Total Revolving Credit Commitments and Total Reducing Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

     "Total Funded Debt" shall mean as of the date of determination thereof, all Indebtedness upon which interest charges are customarily paid of the Borrower and Consolidated subsidiaries on a Consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event any outstanding Loans.

     "Total Reducing Revolving Credit Commitment" shall mean the sum of the Lenders' Reducing Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section
2.07 hereof.

     "Total Revolving Credit Commitment" shall mean the sum of the Lenders' Revolving Credit Commitments, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

     "Trademark Advance" shall mean (i) before the receipt by the Agent of the Special Charter Amendment Opinion the lesser of (x) 50% of the appraised value of the Kasper for A.S.L., Albert Nipon and Le Suit trademarks determined by an independent appraiser acceptable to the Agent as at the Closing Date and updated at the joint request of the Collateral Monitor and the Agent but in no event more than once each Fiscal Year and not before the first anniversary of the Closing Date and (y) $10,000,000 and (ii) after receipt by the Agent of the Special Charter Amendment Opinion the lesser of (x) 50% of the appraised value of the Anne Klein, Kasper for A.S.L., Albert Nipon and Le Suit trademarks determined by an independent appraiser acceptable to the Agent as at the Closing Date and updated at the joint request of the Collateral Monitor and the Agent but in no event more than once each Fiscal Year and not before the first anniversary of the Closing Date, and (y) the applicable trademark amount for the applicable period as set forth on Exhibit A annexed hereto.

     "Transactions" shall have the meaning assigned to such term in Section 4.02 hereof.

     SECTION 1.02 Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof ("GAAP"); provided, however, that each reference in Article VII hereof, or in the definition of any term used in
Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof.


II.  THE LOANS

     SECTION 2.01 Revolving Credit Commitments and Reducing Revolving Credit Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in Schedule 2.01(a) annexed hereto, as such Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrower shall not exceed (1) the lesser of (A) the Total Revolving Credit Commitment on the Closing Date (as such amount may be increased as provided for in Schedule 2.01(a) annexed hereto or reduced pursuant to this Agreement including, without limitation, Section 2.07 hereof) and (B) the Borrowing Base minus (2) the sum of the Availability Reserves and the Letter of Credit Usage at such time. The Borrowing Base will be computed daily and a compliance certificate from a Responsible Officer of the Borrower presenting its computation will be delivered to the Collateral Monitor and the Agent in accordance with Section 6.05 hereof.

     Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.

     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Reducing Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof until the Reducing Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Reducing Revolving Credit Commitment set forth opposite its name in Schedule 2.01(b) annexed hereto, as such Reducing Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement, including, without limitation,
Section 2.07 hereof. Notwithstanding the foregoing, the aggregate amount of Reducing Revolving Credit Loans outstanding to the Borrower at any time shall not exceed the lesser of (A) the Total Reducing Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation, Section 2.07 hereof) and (B) the Anne Klein Trademark Value.

     Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Reducing Revolving Credit Loans, on and after the date hereof and prior to the Reducing Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that after giving effect to any Reducing Revolving Credit Loan the aggregate of Reducing Revolving Credit Loans shall not exceed the Anne Klein Trademark Value.


     SECTION 2.02 Loans. (a) The Loans made by the Lenders on any date shall be in integral multiples of $1,000,000 (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such Loans are requested to be disbursed to the Borrowers' controlled disbursement account maintained with the Agent); provided, however, that the Eurodollar Loans made on any date shall be in a minimum aggregate principal amount equal to $5,000,000.

     (b) Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments or Reducing Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes and the initial Reducing Revolving Credit Loans shall be made by the Lenders against delivery of Reducing Revolving Credit Notes, in each case, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

     (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrower may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Loans of more than one type may be outstanding at the same time, provided, however, not more than four (4) Eurodollar Loans may be outstanding at any one time.

     (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Loans on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

     (e) The Borrower shall have the right at any time upon prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent given in the manner and at the times specified in
Section 2.03 hereof with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Eurodollar Loans into a subsequent Interest Period, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the conversion or continuation; and in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted or continued shall not be less than $1,000,000 in the case of Alternate Base Loans (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such Loans are requested to be disbursed to the Borrowers' controlled disbursement account maintained with the Agent) or $5,000,000 in the case of Eurodollar Loans and shall be an integral multiple of $1,000,000;

          (ii) accrued interest on a Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to Section 2.12 hereof;

          (iv) any portion of a Revolving Credit Eurodollar Loan which is subject to an Interest Period ending on a date that is less than one month prior to the Revolving Credit Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into a Revolving Credit Alternate Base Loan;

          (v) any portion of a Reducing Revolving Credit Eurodollar Loan which is subject to an Interest Period ending on a date that is less than one month either prior to the Reducing Revolving Credit Termination Date or, as to the portion so prepaid, prior to a date pursuant to which such Loan will require prepayment by reason of the provisions of Section 2.07(a) hereof may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into a Reducing Revolving Credit Alternate Base Loan; and

          (vi) at the time of any conversion to, or continuation of, a Eurodollar Loan, no Default or Event of Default shall have occurred and be continuing.

     The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrower in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall automatically be converted into an Alternate Base Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

     SECTION 2.03 Notice of Loans. The Borrower shall, through a Responsible Officer of the Borrower, give the Agent irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of each borrowing (including, without limitation, a conversion or continuation as permitted by Section 2.02(e) hereof) not later than 11:00 a.m., New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion or continuation and (ii) one Business Day before an Alternate Base Loan borrowing or conversion or continuation (except that no such confirmation will be required, unless requested by the Agent, to the extent that the proceeds of such borrowing are requested to be disbursed to Borrower's controlled disbursement account maintained with the Agent). Such notice shall specify (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans, it being agreed that all Loans made on the Closing Date shall be Alternate Base Loans, (x) the date of such borrowing (which shall be a Business Day) and amount thereof and (y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one month's duration shall be deemed to have been selected. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested borrowing.

     SECTION 2.04 Notes; Repayment of Loans. (a) All Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit B-1 annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment on such date. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date. All Reducing Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single Reducing Revolving Credit Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit B-2 annexed hereto, delivered and payable to such Lender in a principal amount equal to its Reducing Revolving Credit Commitment on such date. The outstanding balance of each Reducing Revolving Credit Loan, as evidenced by any such Reducing Revolving Credit Note, shall mature and be due and payable on the Reducing Revolving Credit Termination Date.

     (b) Each Revolving Credit Note and each Reducing Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

     (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Revolving Credit Note or Reducing Revolving Credit Note, as the case may be, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrower under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

     SECTION 2.05 Interest on Loans. (a) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus applicable Interest Margin.

     (b) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the applicable Interest Margin.

     (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and the Revolving Credit Termination Date. Interest on each Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined.

     SECTION 2.06 Fees. (a)The Borrower shall pay each Lender, through the Agent, (i) on the first Business Day of each January, April, July and October commencing October 1, 1999, (ii) on the date of any reduction of the Revolving Credit Commitments pursuant to this Agreement including, without limitation,
Section 2.07 hereof and (iii) on the Revolving Credit Termination Date, in immediately available funds a commitment fee (the "Revolving Credit Commitment Fee") of one-half of one percent (1/2 of 1%) per annum on the average daily unused amount of the Maximum Revolving Credit Commitment of such Lender, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Termination Date) ending immediately prior to such date it being understood that Letter of Credit Usage shall constitute "use" of the Revolving Credit Commitment in a corresponding amount. The Revolving Credit Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to this Agreement including, without limitation, pursuant to Section 2.07 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     (b) If the Agent shall not have received the Special Charter Amendment Opinion on or before the date 120 days after the Closing Date the Borrower shall pay to the Agent for the pro rata benefit of the Lenders a fee equal to 0.25% of the Maximum Revolving Credit Commitment on the next Business Day.

     SECTION 2.07 Termination and Reduction of Revolving Credit Commitments. (a) Notwithstanding any reduction in the Reducing Revolving Credit Commitment pursuant to any other subsection of this Section 2.07, the Total Reducing Revolving Credit Commitment shall be automatically and permanently reduced (pro rata among the Lenders in accordance with their respective Reducing Revolving Credit Commitments) to $20,000,000 on December 31, 2000. In addition, upon the receipt by the Agent of the Special Charter Amendment Opinion the Total Reducing Revolving Credit Commitment shall automatically be reduced to $0 and (i) all Reducing Revolving Credit Eurodollar Loans outstanding at such time, if any, shall be deemed converted into Revolving Credit Eurodollar Loans and continued to the end of the applicable Interest Period and (ii) all Reducing Revolving Credit Alternate Base Loans outstanding at such time, if any, shall be deemed converted into a Revolving Credit Alternate Base Loan.

     (b) Upon at least three (3) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments and Reducing Revolving Credit Commitments, as applicable; provided, however, that (i) the Total Revolving Credit Commitment shall not be reduced at any time (x) to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitments and the Letter of Credit Usage at such time without any corresponding repayment in accordance with Section 2.09(b) hereof or other permitted reduction in the Letter of Credit Usage or (y) prior to the Reducing Revolving Credit Commitment being reduced to zero and (ii) the Total Reducing Revolving Credit Commitment shall not be reduced at any time to an amount less than the Reducing Revolving Credit Loans outstanding under the Reducing Revolving Credit Commitments at such time without any corresponding repayment in accordance with Section 2.09(b) hereof. Each partial reduction of the Total Revolving Credit Commitment or the Total Reducing Revolving Credit Commitment shall be in a minimum of $5,000,000 or an integral multiple of $5,000,000.

     (c) Simultaneously with any termination or reduction of the Revolving Credit Commitment pursuant to paragraph (b) of this Section 2.07, the Borrower shall pay to each Lender, through the Agent, the Revolving Credit Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced.

     SECTION 2.08 Interest on Overdue Amounts; Alternate Rate of Interest. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable to the Obligations outstanding pursuant to Section 2.05 hereof in the case of Loans or Section 2.20 hereof in the case of the letter of credit fees with respect to Letters of Credit.

     (b) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrower and the Lenders, and any request by the Borrower for the making of a Eurodollar Loan pursuant to
Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

     SECTION 2.09 Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrower shall have the right to prepay any Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan where the Borrower shall have a right to repay, but only on the last day of an Interest Period) without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Loan shall be in an integral multiple of $1,000,000.

     (b) On the date of any termination or reduction of the Total Revolving Credit Commitment or the Total Reducing Revolving Credit Commitment pursuant to
Section 2.07 hereof or elsewhere in this Agreement (other than the automatic termination of the Total Reducing Revolving Credit Commitment to occur upon the delivery of the Special Charter Amendment Opinion pursuant to Section 2.07(a) hereof), the Borrower shall pay or prepay so much of the Revolving Credit Loans or the Reducing Revolving Credit Loans, as the case may be, as shall be necessary in order that (i) the Availability equals or exceeds zero in the case of Revolving Credit Loans and (ii) the Total Reducing Revolving Credit Commitment exceeds the Reducing Revolving Credit Loans outstanding under the Reducing Revolving Credit Commitments following such termination or reduction. Any prepayments of Revolving Credit Loans or Reducing Revolving Credit Loans required by this paragraph (b) shall be applied to outstanding Revolving Credit Alternate Base Loans or Reducing Revolving Credit Alternate Base Loans, as applicable, up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans or Reducing Revolving Credit Eurodollar Loans, as applicable; provided, however, that the Borrower shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent (if not previously applied, such cash collateral may be applied by the Agent on the last day of the applicable Interest Period to repay outstanding Eurodollar Loans as they become due).

     (c) The Borrower shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. In addition, the Borrower shall make prepayments of the Reducing Revolving Credit Loans from time to time such that the Anne Klein Trademark Value exceeds the aggregate outstanding balance of all Reducing Revolving Credit Loans at all times. Any prepayments required by this paragraph (c) shall be applied to outstanding Revolving Credit Alternate Base Loans or Reducing Revolving Credit Alternate Base Loans, as applicable, up to the full amount thereof before they are applied to outstanding Revolving Credit Eurodollar Loans or Reducing Revolving Credit Eurodollar Loans, as applicable; provided, however, that the Borrower shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent (if not previously applied, such cash collateral may be applied by the Agent on the last day of the applicable Interest Period to repay outstanding Eurodollar Loans as they become due).

     (d) (i) Except as provided in clause (ii) below, promptly and in any event not more than three (3) Business Days following the receipt by the Agent or the Borrower or any of its subsidiaries of any net proceeds of (x) any casualty insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury (each, a "Casualty Event") in excess of $500,000 (or, if there shall be continuing a Default or an Event of Default, of the full amount of net proceeds) to any asset of the Borrower or such subsidiary (including, without limitation, any Collateral), or (y) any business interruption insurance required to be maintained pursuant to Section 6.03 hereof on account of any business interruption event (each, a "BI Event") in excess of $500,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds), the Borrower or such subsidiary shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than three (3) Business Days following receipt by the Agent or the Borrower or such subsidiary of any such proceeds, there shall become due and payable a prepay ment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph
(e) below.

     (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to a Casualty Event or BI Event, the Borrower may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrower shall have certified to the Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrower, shall be sufficient to complete such proposed Rebuilding in accordance with all applicable laws, regulations and ordinances; and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and (z) if the amount of net proceeds in question exceeds $1,000,000, the Borrower shall have obtained the written consent of the Required Lenders to such election.

     (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrower shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Loans (not in permanent reduction of theTotal Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrower solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder, and, in the case of Rebuilding, that the withdrawal is equivalent to the value of the improvements being rebuilt.

     (e) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a) above, the Borrower shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the date of such prepayment of Alternate Base Loans and (ii) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans, written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Prepayments made pursuant to paragraph (d)(i) above shall be applied to outstanding Reducing Revolving Credit Alternate Base Loans up to the full amount thereof and then to Reducing Revolving Credit Eurodollar Loans up to the full amount thereof and then to Revolving Credit Alternate Base Loans up to the full amount thereof and then to Revolving Credit Eurodollar Loans up to the full amount thereof; provided, however, that the Borrower shall not be required to make any prepayment of any Reducing Revolving Credit Eurodollar Loan or Revolving Credit Eurodollar Loan required pursuant to this
Section 2.09(e) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent (if not previously applied, such cash collateral may be applied by the Agent on the last day of the applicable Interest Periods to repay outstanding Eurodollar Loans as they become due).

     (f) All prepayments under this Section 2.09 shall be subject to Section
2.12 hereof.

     (g) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

     SECTION 2.10 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender shall: (i) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than taxes imposed on or based on or measured by the income or overall gross receipts of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by, such Lender; or (iii) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan or Letter of Credit, then the Borrower shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.16 hereof or
(y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to
Section 2.16 hereof

     (b) If at any time and from time to time after the date of this Agree ment, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" and any amendment or successor agreement in effect on the date hereof, or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwith standing any other provision in this paragraph (b), none of any Lender or the Agent shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not be the general practice of such Lender or the Agent, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

     (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Agent, as the case may be, the amount shown as due on any such statement within ten (10) days after its receipt of the same.

     (d) Failure on the part of any Lender or the Agent to demand compen sation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to such Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender or the Agent pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Agent, as the case may be, notifies the Borrower of the change giving rise to such increased costs or reductions and of such Lender's or the Agent's intention to claim compensation therefor; provided that, if the change giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended by a period of time equal to the period from the date of such change through and including the earliest date of such retroactive effect.

     (e) Any Lender claiming any additional amounts payable pursuant to this
Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.11 Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrower and to the Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by such Lender be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

     (b) For purposes of Section 2.11(a) hereof, a notice to the Borrower by any Lender shall be effective, (x) if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively or (y) otherwise, on the date of receipt by the Borrower.

     SECTION 2.12 Indemnity. The Borrower shall indemnify the Agent and each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, or in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of the Borrower to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; any failure of the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. Any such Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

     SECTION 2.13 Pro Rata Treatment; Assumption by and Delegation of Authority to the Agent. (a) Except as permitted under Sections 2.10, 2.11, 2.15(c) or 2.16 hereof or as described in subsection (d) below each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder, each reduction of the Total Revolving Credit Commitment and each reduction of the Total Reducing Revolving Credit Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment and in the proportions that their Reducing Revolving Credit Commitments bear to the Total Reducing Revolving Credit Commitment, as applicable.

     (b) Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans or occurrence of other Credit Events hereunder subsequent to the Credit Events on the Closing Date, unless the Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (c) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its pro rata share of the applicable Credits on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Credit Event date, such Lender shall pay to the Agent on demand an amount equal to the product of
(i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such Credits, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Credit Event date to the date on which such Lender's pro rata share of such

Credits shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such Credits is not in fact made available to the Agent by such Lender within three Business Days of such Credit Event date, the Agent (without releasing such Lender from any liability it might have to the Agent or the Borrower by reason of its failure to fund) shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrower.

     (c) Unless and until the Agent shall have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Credits hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Credits extended after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 2.13(b) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent (unless otherwise agreed by the Agent), the Agent shall be entitled to make the assumptions described in Section 2.13(b) above as to any Credits as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York City time) on the Business Day next preceding the day on which such Credits are to be extended. The Agent shall not be required to extend any Credits as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Credits available to the Agent. Any withdrawal of authoriza tion as described under this Section 2.13(c) shall not affect the validity of any Credits extended prior to the effectiveness thereof.

     (d) In the event that any Lender fails to fund its ratable portion (based on its Revolving Credit Commitment or Reducing Revolving Credit Commitment) of any Revolving Credit Loan or any Reducing Revolving Credit Loan, as applicable, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure or the termination of the Total Revolving Credit Commitment or the Total Reducing Revolving Credit Commitment, as applicable, in the Agent's sole discretion, the proceeds of all amounts thereafter repaid to Agent by Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement, may be advanced to Borrower by Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions to this subsection (d) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.02 hereof;

          (ii) any such Lender shall be deemed to have cured its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its applicable Revolving Credit Commitment or Reducing Revolving Credit Commitment) of the requested principal portion of such Revolving Credit Loan or Reducing Revolving Credit Loan, as the case may be, is fully funded to Borrower whether made by such Lender itself or by operation of the terms of this subsection (d) and whether or not the Non Pro Rata Loan with respect thereto has been converted or continued;

          (iii) amounts advanced to Borrower to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Loans or Reducing Revolving Credit Loans ("Cure Loans") shall bear interest at the rate applicable to Alternate Base Loans under Section 2.05 hereof in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Alternate Base Loans;

          (iv) Regardless of whether or not an Event of Default has occurred and is continuing, and notwithstanding the instructions of Borrower as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Credit Alternate Base Loans or Reducing Revolving Credit Alternate Base Loans shall be applied first, ratably to Revolving Credit Alternate Base Loans or Reducing Revolving Credit Alternate Base Loans, as applicable, constituting Non Pro Rata Loans, second, ratably to Revolving Credit Alternate Base Loans or Reducing Revolving Credit Alternate Base Loans, as applicable, other than those constituting Non Pro Rata or Cure Loans and, third, ratably to Revolving Credit Alternate Base Loans or Reducing Revolving Credit Alternate Base Loans, as applicable, constituting Cure Loans;

          (v) for so long as such Lender shall fail to cure, and until the earlier of any such Lender's cure of the failure to fund its ratable portion (based on its Revolving Credit Commitment or Reducing Revolving Credit Commitment, as applicable) of any Revolving Credit Loan or Reducing Revolving Credit Loan, as the case may be, and the termination of the Total Revolving Credit Commitment or the Total Reducing Revolving Credit Commitment, as applicable, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective applicable Revolving Credit Commitments or Reducing Revolving Credit Commitments) of any Revolving Credit Loan or any Reducing Revolving Credit Loan, as the case may be, have not been cured; and

          (vi) for so long as such Lender shall fail to fund its ratable portion (based on its Revolving Credit Commitment or Reducing Revolving Credit Commitment, as applicable) of any Revolving Credit Loan or Reducing Revolving Credit Loan, as the case may be, and until any such Lender's failure is cured in accordance with this subsection (d), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Revolving Credit Commitment.

     SECTION 2.14 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note or exposure under the Letter of Credit Usage held by it as a result of which the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by it shall be proportionately less than the unpaid principal portion of the Notes or exposure under the Letter of Credit Usage held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and exposure under the Letter of Credit Usage held by such other Lender, so that the aggregate unpaid principal amount of the Notes and exposure under the Letter of Credit Usage and participations in Notes and exposure under the Letter of Credit Usage held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes and exposure under the Letter of Credit Usage then outstanding as the principal amount of the Notes and exposure under the Letter of Credit Usage held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and exposure under the Letter of Credit Usage outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note and exposure under the Letter of Credit Usage deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note in the amount of such participation.

     SECTION 2.15 Payments and Computations. (a) The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Loan and Agency Services, for the account of the Lenders, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. The Agent may charge, when due and payable, the Borrower's account with the Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Agent, the Collateral Monitor or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrower shall make any such payments upon demand.

     (b) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other person, without setoff, counterclaim or deduction of any kind.

     (c) The outstanding principal balance of Revolving Credit Loans may fluctuate from day to day, through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Loans and payments may be settled according to the following procedures, although it is the intention of the Agent to settle on a daily basis. On the second Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of each such Lender's actual dollar investment and its ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of the close of business on the second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual dollar investment in the outstanding principal balance of Revolving Credit Loans to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of any Settlement Date (based on the outstanding balances as of the close of business on the third Business Day immediately preceding such Settlement Date), the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 2:00 p.m. (New York time) on the Business Day immediately following the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its ratable portion (based on its applicable Revolving Credit Commitment) of any requested Revolving Credit Loan available to the Agent for disbursement on the date of funding applicable to such Revolving Credit Loan in accordance with Section 2.03 hereof. Notwithstanding these procedures, each Lender's obligation to fund its portion of each Loan made by Agent to Borrower will commence on the date such advance is made by Agent.

     SECTION 2.16 Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.15 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed or based on or measured by the Agent's or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) income or overall gross receipts, and franchise or capital taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof, (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.16) such Lender (or any Transferee) or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender (or Transferee) with respect to any Taxes (i) to the extent that the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Lender became a party to this Agreement (or in the case of a participant, on the date such participant became a participant hereunder) or, with respect to payment to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan, except to the extent such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this
Section 2.16(a).

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.16) paid by such Lender (or Transferee) or the Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant tax authority or other authority. This indemnification shall be made within 30 days from the date such Lender (or Transferee) or the Agent (as the case may be) makes written demand therefor. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Agent has received payment from the Borrower hereunder, such Lender (or Transferee) or the Agent shall promptly notify the Borrower of such refund and such Lender (or Transferee) or the Agent shall, within 30 days of receipt of a request by the Borrower, repay such refund to the Borrower, net of all out-of-pocket expenses and without interest, provided that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus any penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

     (e) Without prejudice to the survival of any other agreement here under, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

     (f) Each Lender (or Transferee) that is organized outside of the United States and that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent) on the date hereof (or, in the case of a Transferee, on the date of the transfer) and from time to time as required for renewal under applicable law (x) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any (or without full) deduction or withholding of any United States federal income taxes and (y) any other related documents reasonable requested by the Borrower. The Agent (if the Agent is an entity organized outside the United States) and each Lender (or Transferee) that is organized outside the United States shall promptly notify the Borrower and the Agent of any change in its Applicable Lending Office (a "New Lending Office") and upon written request of the Borrower, the Agent or such Lender (or Transferee), as the case may be, shall, prior to the immediately following due date of any payment by the Borrower or any Guarantor hereunder or under any other Loan Document, deliver to the Borrower or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including, to the extent applicable, Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Sec tion 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by the Agent or such Lender (or Transferee), as the case may be, establishing that such payment is not subject to withholding under the Code to any greater extent than was the case prior to the change in Applicable Lending Office. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.16(f). If the Agent or a Lender (or Transferee) fails to provide a certificate, document or other evidence required pursuant to this Section 2.16(f), then the Borrower or the Agent shall be entitled to deduct or withhold on payments to the Agent or such Lender (or Transferee) as a result of such failure, as required by law.

     (g) The Borrower shall not be required to pay any additional amounts to the Agent or any Lender (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by the Agent or such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (or, in the case of a Transferee, after the date of assignment or transfer); provided, however, the Borrower shall be required to pay those amounts to the Agent or any Lender (or Transferee) that it was required to pay hereunder prior to the failure of the Agent or such Lender (or Transferee) to comply with the provisions of such paragraph (f).

     (h) Each Lender (or Transferee) and the Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 2.16 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender (or Transferee) or the Agent that would result in any tax, costs or other expense to such Lender (or Transferee) or the Agent (other than a tax, cost or other expense for which such Lender (or Transferee) or the Agent shall have been reimbursed or indemnified by the Borrower pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender (or Transferee) or the Agent have a material adverse effect upon its business, operations or financial condition or otherwise be materially disadvantageous to such Lender (or Transferee) or the Agent.

     SECTION 2.17 Issuance of Letters of Credit. Upon the request of the Borrower, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time open commercial and standby letters of credit and including those letters of credit set forth on
Schedule 2.17 hereto (each, a "Letter of Credit"; each reference to "Letters of Credit" contained in this Agreement and the other Loan Documents shall be applicable to each Letter of Credit opened by the Agent and each Letter of Credit set forth on Schedule 2.17 hereto) for the account of the Borrower, the aggregate undrawn amount of all outstanding standby Letters of Credit not at any time to exceed $20,000,000; provided, however, that the Borrower may not request the Agent to open a Letter of Credit if after giving effect thereto (measured by the face amount of such Letter of Credit) Availability would be less than zero. The issuance of each Letter of Credit shall be made upon prior written notice from the Borrower to the Agent, within three Business Days thereof, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Agent's customary form completed to the satisfaction of the Agent, together with the proposed form of the Letter of Credit (which shall be satisfactory to the Agent) and such other certificates, documents and other papers and information as the Agent may reasonably request (to the extent any term or provision contained in such application for a Letter of Credit conflicts with any term or provision contained in this Agreement the term or provision contained herein shall prevail). The Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any (i) commercial Letter of Credit shall not be later than 120 days from the date of issuance thereof and (ii) any standby Letter of Credit shall not be later than 365 days from the date of issuance thereof, and, in any event, no Letter of Credit shall have an expiration date later than 30 days prior to the Revolving Credit Termination Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrower.

     SECTION 2.18 Payment of Letters of Credit; Reimbursement. On the fifteenth day following the end of each calendar quarter the Agent shall notify each Lender of the principal amount, the number and the expiration date of each Letter of Credit issued during such calendar quarter. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the occurrence and continuance of a Default or an Event of Default hereunder; (ii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (iii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any person for whom any such transferee may be acting), the Agent, any Lender, or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any

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

underlying transactions between the Borrower or any other party and the beneficiary named in such Letter of Credit); (iv) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (vi) any failure by the Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit; or (vii) any payment under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Borrower of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 a.m., New York City time on the date such payment is to be made, pay the amounts required to the Agent in New York, New York in immediately available funds, and the Agent, on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If in accordance with the prior sentence the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the revolving credit loan account of the Borrower with the Agent for the amount thereof, together with the Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrower shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrower shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to Alternate Base Loans hereunder plus two percent (2%), payable on demand. The obligations of the Borrower under this Section 2.18 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be joint and several, absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a) any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

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



          (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

          (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute legal or equitable discharge of the Borrower's obligations under this Section.

     It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

     SECTION 2.19 Agent's Actions with respect to Letters of Credit. Any Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

     SECTION 2.20 Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the applicable Interest Margin in the case of standby Letters of Credit and 0.15% per month in the case of commercial Letters of Credit on the average daily amount of such Lender's pro rata share of the Letter of Credit Usage (excluding any portion attributable to unreimbursed drawings) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment

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

terminates and the date on which such Lender ceases to have any share of the Letter of Credit Usage, as well as the Agent's fees, for its own account, with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued for each calendar quarter shall be payable within fifteen (15) Business Days after the end of such calendar quarter, commencing October 1, 1999; provided that all such fees shall be payable on the date on which the Revolving Credit Commitment terminates and any such fees accruing after the date on which the Revolving Credit Commitment terminates shall be payable on demand. Any other fees payable to the Agent pursuant to this paragraph shall be payable as incurred. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.21 Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16(a) with respect to such Lender (or Transferee), it will, if requested by the Borrower, use reasonable efforts to designate another lending office for any loans affected by such event with the object of avoiding the consequences of such event.

III. COLLATERAL SECURITY

     SECTION 3.01 Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and the Agent and the Lenders are entitled to the benefits thereof. The Borrower shall duly execute and deliver, or cause each other Grantor to duly execute and deliver, the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral. Upon the execution of the Special Charter Amendment the Borrower shall pledge to the Agent for the benefit of the Lenders the capital stock of AKC Acquisition, as collateral security for the Obligations. Notwithstanding anything herein or in the Security Documents to the contrary, none of the Obligations in respect of the Reducing Revolving Credit Loans shall be secured by any Lien on the property of the Borrower.

     SECTION 3.02 Filing and Recording. The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been

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

executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.


IV.  REPRESENTATIONS AND WARRANTIES

     The Borrower and each of the Guarantors jointly and severally represents and warrants to each of the Lenders that both before and after giving effect to the consummation of the Transactions (including, without limitation, under the Acquisition Documents):

     SECTION 4.01 Organization, Legal Existence. Each of the Loan Parties and each of its subsidiaries are legal entities duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization, have the requisite power and authority to own their property and assets and to carry on their business as now conducted and as currently proposed to be conducted and are qualified to do business in every jurisdiction where the nature of its business so requires (all such jurisdictions being listed in Schedule 4.01 annexed hereto) except where the failure to so qualify or be in good standing would not result or reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and with respect to the Borrower, to borrow hereunder and to execute and deliver the Notes.

     SECTION 4.02 Authorization. The execution, delivery and performance by the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery by the Borrower of the Notes, the grant of security interests in the Collateral created by the Security Documents and the transactions contemplated to occur under or in connection with the Acquisition Documents (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the applicable Loan Party and (b) will not (i) violate (A) provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Loan Parties, or their subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Loan Parties, or their subsidiaries, or (C) any provision of any material indenture, agreement or other instrument

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to which the Loan Parties, or their subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above except where any such conflict, violation, breach or default referred to in (i) or (ii) would not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for its own benefit and for the benefit of the Lenders, as contemplated by this Agreement and the Security Documents) upon any property or assets of the Loan Parties, or their subsidiaries.

     SECTION 4.03 Governmental Approvals. No registration or filing with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, except for (a) such registrations, filings, consents, approvals or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect or (b) such as have been made or obtained or (c) the filings necessary to perfect the Liens created by the Security Documents.

     SECTION 4.04 Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms subject (a) as to the enforcement of remedies, to applicable bankruptcy, insolvency reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

     SECTION 4.05 Material Adverse Change. Except as set forth in Schedule 4.05 annexed hereto, there has been no change since January 2, 1999 that is reasonably expected to result in a Material Adverse Effect.

     SECTION 4.06 Litigation; Compliance with Laws; etc. (a) Except as set forth in Schedule 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Respon sible Officer of the Borrower, threatened against or affecting the Loan Parties or any of their subsidiaries or the businesses, assets or rights of the Loan Parties or any of their subsidiaries (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, reasonably be expected to result in a Material Adverse Effect.

     (b) Except as set forth in Schedule 4.06(b) annexed hereto, none of the Loan Parties or any of their subsidiaries is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality where such violation or default would result in a Material Adverse Effect.

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

     SECTION 4.07 Financial Statements. (a) The Borrower has heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of the Borrower (i) dated as of January 2, 1999 audited by and accompanied by the opinion of independent public accountants and (ii) dated as of April 3, 1999, for the three month period then ended prepared by management. Such balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of the Borrower and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and, to the knowledge of the Responsible Officers of the Borrower, the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its subsidiaries, as of the dates thereof except for those liabilities which would not, individually or in the aggregate have a Material Adverse Effect.

     (b) The Borrower has heretofore furnished to the Agent for 1999 and 2000 monthly projected income statements, balance sheets and cash flows of the Borrower on a Consolidated basis, together with a schedule confirming the ability of the Borrower to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all assumptions made by the Borrower in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the estimate of the Borrower of the results of operations and other information projected therein.

     (c) The Borrower has heretofore furnished to the Agent a Consolidated balance sheet of the Borrower and which sets forth information before and after giving effect to the Transactions.

     (d) The financial statements referred to in this Section 4.07 have been prepared in accordance with GAAP except that the unaudited statements do not contain footnotes and are subject to year-end audit adjustments.

     SECTION 4.08 Federal Reserve Regulations. (a) No Loan Parties or any of their subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof.

     SECTION 4.09 Taxes. The Loan Parties and each of their subsidiaries (a) have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes,
(y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party or any of their subsidiaries and (b) have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which such Loan Party or such subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such subsidiary shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party or any of its subsidiaries. No Federal income tax returns of any of the Loan Parties or any of their subsidiaries have been audited by the United States Internal Revenue Service and no Loan Party nor any of its subsidiaries has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. None of the Loan Parties nor any of their subsidiaries is party to or has any obligation under any tax sharing agreement.

     SECTION 4.10 Employee Benefit Plans. With respect to the provisions of
ERISA:

     (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

     (ii) No material non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

     (iii) Except as set forth on Schedule 4.10 hereto, neither the Loan Parties nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Loan Parties nor any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of
Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA) that remains unsatisfied, or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

     (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated, pursuant to the provisions of Section 4041(c) of ERISA.

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

     (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

     (vi) No Pension Plan has any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

     (vii) There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrower or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. Except as would not have a Material Adverse Effect, none of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

     (viii) Except as would not have a Material Adverse Effect, all of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

     SECTION 4.11 No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Borrower to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.12 Investment Company Act; Public Utility Holding Company Act. No Loan Parties nor any of their subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. No Loan Parties nor any of their subsidiaries is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 4.13 Security Interest. Each of the Security Documents creates and grants to the Agent, for its own benefit and for the benefit of the Lenders, a

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legal and valid perfected first priority (except as permitted pursuant to
Section 7.01 hereof) Lien in the Collateral identified therein. Such Collateral is not subject to any other Liens whatsoever, except Liens permitted by Section
7.01 hereof.

     SECTION 4.14 Use of Proceeds. All proceeds of the borrowing under the Revolving Credit Commitment and the Reducing Revolving Credit Commitment on the Closing Date shall be used to finance partially the consideration required under the Acquisition Agreement (including the purchase of certain retail stores of the Seller), related transaction costs, to capitalize Lion Licensing and to provide for working capital requirements and for general corporate purposes of the Borrower including the purchase of certain retail stores of the Seller and in the case of the Revolving Credit Commitment to repay outstanding Reducing Revolving Credit Loans on the date the Agent receives the Special Charter Amendment Opinion. All proceeds of each subsequent borrowing under the Revolving Credit Commitment and the Reducing Revolving Credit Commitment after the Closing Date shall be used to provide for working capital requirements and for general corporate purposes of the Borrower. No proceeds of any borrowing under the Revolving Credit Commitment or the Reducing Revolving Credit Commitment shall be used, directly or indirectly to prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than Indebtedness incurred hereunder.

     SECTION 4.15 Subsidiaries. As of the Closing Date, Schedule 4.15 annexed hereto sets forth each subsidiary of the Borrower, its jurisdiction of incorpora tion, its capitalization and ownership of capital stock of each such subsidiary.

     SECTION 4.16 Title to Properties; Possession Under Leases; Trademarks. (a) Each of the Loan Parties and each of its subsidiaries have good and marketable title to, or valid leasehold interest in, all of their respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for defects in title that do not materially interfere with the ability of the Loan Parties or any of its subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

     (b) Each of the Loan Parties and each of its subsidiaries have complied in all material respects with all obligations under all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and each of the Loan Parties and each of their subsidiaries enjoy peaceful and undisturbed possession under all such leases.

     (c) Each of the Loan Parties and each of its subsidiaries own or control all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which they are using and are necessary for the conduct of the business of such Loan Parties and each of its subsidiaries. To its

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

knowledge no Loan Party or any of its subsidiaries is infringing upon any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons except for such actions which are not individually or in the aggregate reasonably expected to result in a Material Adverse Effect. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Borrower or any subsidiary thereof, threatened, against any of the Loan Parties or any of its subsidiaries with respect to any of the rights or property referred to in this Section 4.16(c).

     SECTION 4.17 Solvency. (a) The fair salable value of the assets of the Borrower and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Consolidated subsidiaries, as they become absolute and mature.

     (b) The assets of the Borrower and its Consolidated subsidiaries do not constitute unreasonably small capital for the Borrower and its Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Borrower and its Consolidated subsidiaries, taking into account the particular capital requirements of the business conducted by the Borrower and its Consolidated subsidiaries and projected capital requirements and capital availability thereof.

     (c) Neither the Borrower nor any of its subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and any of its subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower and any of its subsidiaries). The cash flow of the Borrower and its Consolidated subsidiaries, after taking into account all anticipated uses of the cash of the Borrower and its Consolidated subsidiaries, is expected at all times to be sufficient to pay all such amounts on or in respect of debt of the Borrower and its Consolidated subsidiaries when such amounts are required to be paid.

     (d) Neither the Borrower nor any of its subsidiaries believes that final judgments against them in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower and its Consolidated subsidiaries, after taking into account all other antici pated uses of the cash of the Borrower and its Consolidated subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

     SECTION 4.18 Permits, etc. Each of the Loan Parties and each of its subsidiaries possess all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, state and local governmental authorities as required to conduct properly their business except where failure does not materially interfere with the ability of such Loan Party or subsidiary to conduct its business as concurrently conducted or proposed to be conducted or does not have a Material Adverse Effect (collectively, "Permits"), each such Permit is in full force and effect, each of the Loan Parties and each of its subsidiaries is in compliance in all material respects with all such Permits except where such compliance is not reasonably expected to have a Material Adverse Effect, and to the knowledge of the Responsible Officers of the Borrower no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon except in respect of those events which would not individually or in the aggregate have a Material Adverse Effect.

     SECTION 4.19 Compliance with Environmental Laws. Except as disclosed in
Schedule 4.19 hereto: (i) the operations of the Loan Parties and their subsidiaries comply with all applicable Environmental Laws except where failure to so comply would not reasonably be expected to have a material Adverse Effect;
(ii) the Loan Parties and their subsidiaries and all of their present facilities or operations, as well as to the knowledge of the Borrower their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Borrower, none of its or its subsidiaries operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in violation of any Environmental Law; (iv) none of the Loan Parties nor any of their subsidiaries nor any predecessor of the Loan Parties or any subsidiaries of the Loan Parties has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the knowledge of the Borrower, none of the Loan Parties or any of their subsidiaries has any contingent liability in connection with any Release of any Contaminant into the environment that would be reasonably expected to result in a Material Adverse Effect; (vi) none of the operations of the Loan Parties or any of their subsidiaries involves the generation, transportation, treatment or disposal of Hazardous Materials; (vii) neither the Loan Parties nor any of their subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Borrower neither has any lessee, prior owner, or other person;
(viii) to the knowledge of the Responsible Officers of the Borrower no underground storage tanks or surface impoundments are on any property of the Loan Parties and their subsidiaries; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Loan Parties and their subsidiaries.

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     SECTION 4.20 No Change in Credit Criteria or Collection Policies. There has
been no material change in credit criteria or collection policies concerning account receivables of the Borrower since January 2, 1999. Without duplication, all Eligible Receivables of the Borrower are valid, binding and enforceable obligations of account debtors and are not subject to any claims, defenses or setoffs except as indicated in the Borrowing Base certificate. All account receivables (other than Eligible Receivables) are valid, binding and enforceable obligations of account debtors.

     SECTION 4.21 Employee Matters. Except as disclosed in Schedule 4.21 hereto,
(a) neither the Loan Parties nor any of their subsidiaries nor any of such person's employees is subject to any collective bargaining agreement, (b) to the knowledge of the Loan Parties, no petition for certification, union election or written demand for recognition is pending with respect to the employees of the Loan Parties or any of their subsidiaries and (c) there are no strikes, slowdowns, work stoppages or similar labor disputes pending or, to the knowledge of the Loan Parties threatened between the Loan Parties or any of their subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business none of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.22 Acquisition. (a) (i) The execution, delivery and perfor mance by the Borrower and Seller of the Acquisition Documents have been duly authorized by all necessary action on the part of the Borrower, (ii) the Acquisition Documents constitute the valid, binding and enforceable obligation of each party thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity and are in full force and effect without default or waiver of any of the conditions thereunder and (iii) there are no governmental consents, filings, approvals or notices required to be made or obtained in connection with the execution, delivery and performance of the Acquisition Documents except such as have been duly made, obtained or delivered.

     (b) To the knowledge of the Responsible Officers of the Borrower, each of the representations and warranties made by the Seller in the Acquisition Documents is true and correct in all material respects.

     SECTION 4.23 Year 2000. The cost to the Borrower of reprogramming and testing of the Borrower's and its subsidiaries' computer systems and related equipment to permit proper functioning in and following the year 2000 (including, without limitation, reprogramming errors) is not reasonably expected to result in a Material Adverse Effect.

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V.   CONDITIONS OF CREDIT EVENTS

     The obligation of each Lender to make Loans and extend other Credits hereunder shall be subject to the following conditions precedent:

     SECTION 5.01 All Credit Events. On each date on which a Credit Event is to occur:

          (a) The Agent shall have received a notice of borrowing as required by
     Section 2.03 hereof or a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof.

          (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

          (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

     The submission of a notice of borrowing (or a request to disburse funds to the Borrower's controlled disbursement account) or a request for the issuance of a Letter of Credit pursuant to (a) above shall be deemed a representation by the Borrower that (i) the Borrower is in compliance with (b) and (c) above and (ii) with respect to each Revolving Credit Loan and each Letter of Credit, after giving effect thereto Availability is zero or greater and with respect to each Reducing Revolving Credit Loan, after giving effect thereto the aggregate of all outstanding Reducing Revolving Credit Loans would not exceed the Anne Klein Trademark Value.

     SECTION 5.02 First Borrowing. The obligations of the Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent (it being agreed that the condition described in paragraph
(i)(xi) of this Section 5.02 has been satisfied prior to the Closing Date):

          (a) The Lenders shall have received the favorable written opinion of counsel for the Borrower and each of the Guarantors and Grantors, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

          (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrower, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such

     Secretary of State or other official, and a certificate of good standing from the appropriate official of each state in which it is qualified to do business, in each case dated as of a recent date; (ii) a certificate of the Secretary of each of the Borrower, Grantor and Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

          (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and
     (c) of Section 5.01 hereof and the conditions set forth in this Section
     5.02.

          (d) Each Lender shall have received its Revolving Credit Note and its Reducing Revolving Credit Note, in each case, duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

          (e) The Agent shall have received the Security Documents and certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors.

          (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor the Borrower, any Guarantor or any Grantor and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements. With respect to any Liens not permitted pursuant to Section 7.01 hereof, the Agent shall have received termination statements in form and substance satisfactory to it.

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          (g) Each document (including, without limitation, each Uniform
     Commercial Code financing statement) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for its own benefit and for the benefit of the Lenders a first priority perfected Lien in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

          (h) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to the Borrower and each Grantor in the jurisdictions in which the Borrower is doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against the Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above.

          (i) The Agent and the Collateral Monitor shall have received and determined to be in form and substance satisfactory to them:

               (i) the most recent (dated within thirty (30) days of the Closing
          Date) schedule and aging of accounts receivable and inventory designations of the Borrower;

               (ii) a certificate prepared by the Borrower setting forth the Borrowing Base on the Closing Date and evidencing that the Borrower has not less than $7,000,000 in Availability on such date;

               (iii) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that the holders of the existing senior unsecured Indebtedness of the Borrower have consented to the Transactions;

               (iv) a copy of a field examination of the Borrower's books and records;

               (v) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) of the compliance by the Borrower with Section 6.03 hereof;

               (vi) the financial statements described in Section 4.07 hereof;

               (vii) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that the Transactions are in compliance with all applicable laws and regulations;

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

               (viii) the results of any environmental due diligence shall be satisfactory to the Agent in all respects;

               (ix) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) of payment of all fees owed to the Agent, the Collateral Monitor and the Lenders by the Borrower under this Agreement, the Commitment Letter or otherwise;

               (x) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that all requisite third party consents (including, without limitation, consents with respect to the Borrower and each of the Grantors and Guarantors) to the Transactions have been received;

               (xi) the results of appraisals of the Borrower's and its subsidiaries' trademarks shall be in form, scope and substance satisfactory to the Agent and Collateral Monitor;

               (xii) intentionally omitted;

               (xiii) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that there has been no change reasonably expected to result in a Material Adverse Effect, except for the transactions contemplated in the Acquisition Documents, since January 2, 1999;

               (xiv) assignments of the Existing Credit Agreement and related collateral and agencies executed by the Existing Lenders and Facility Agent; and

               (xv) evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Borrower or any of its subsidiaries or any of their respective businesses, assets or rights which involve any of the Transactions.

          (j) The Agent and the Collateral Monitor shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Borrower, its subsidiaries, the Grantors and the Guarantors and to make copies thereof, to conduct customer and supplier checkings and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results

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

     of such examination and audit shall have been satisfactory to the Agent and the Collateral Monitor in all respects.

          (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

               (i) a schedule of litigation and contingent liabilities and an analysis of the expected disposition thereof;

               (ii) copies of all lease agreements entered into by the Borrower and its subsidiaries; and in connection with any real property leases appropriate landlord and/or mortgagee waivers or rent escrow arrangements with the Agent (covering at least six months' rent); and

               (iii) copies of all loan agreements, notes and other documen tation evidencing Indebtedness for borrowed money of the Borrower, its subsidiaries, Grantors or Guarantors.

          (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

          (m) The Agent shall have:

               (i) received copies of each of the Acquisition Documents, including all amendments and schedules thereto, each certified by a Responsible Officer of the Borrower;

               (ii) received evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that the Acquisition Agreement is in full force and effect and all consents, filings and approvals required by applicable law in connection therewith shall have been obtained and made;

               (iii) received evidence (which may consist of the certificate to be provided in accordance with Section 5.02(c) hereof) that the acquisition shall have been duly and validly consummated, without modification, amendment or waiver (except for such as shall have been approved in writing by the Agent), in accordance with the terms, conditions and provisions of the Acquisition Agreement and the other Acquisition Documents; and

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

               (iv) determined that the terms and provisions of all agreements and documents in connection with the Acquisition and the Acquisition Documents, are satisfactory in form and substance and the Agent shall have received such legal opinions, certificates and copies of necessary governmental filings and consents as the Agent shall have requested in connection therewith, and shall have determined to its satisfaction that the consummation of the Acquisition and other transactions contemplated by the Acquisition Documents are in compliance with all applicable laws and regulations.

          (n) The corporate structure and capitalization of the Borrower shall be satisfactory to the Agent in all respects.

          (o) All legal matters in connection with the Transactions shall be satisfactory to the Agent and its counsel in their sole discretion.

          (p) The Borrower shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

          (q) The Borrower, the Agent and the Collateral Monitor (or another financial institution acceptable to the Agent) shall have entered into lockbox and cash management arrangements pursuant to documentation satisfactory in form and substance to the Agent and Collateral Monitor.

          (r) The Agent and the Factor shall have entered into intercreditor arrangements in form and substance satisfactory to the Agent and Collateral Monitor.

          (s) A fully executed copy of the Factoring Agreement certified by a Responsible Officer of the Borrower to be true, complete and correct.

          (t) Lion Licensing shall have acquired the Anne Klein trademarks and the intangible assets related thereto.

          (u) The Agent shall have received such other documents as the Collateral Monitor, the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.

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VI.  AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and will cause each of its subsidiaries and, with respect to Section
6.07 hereof, each ERISA Affiliate, to:

     SECTION 6.01 Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise permitted by Section 7.05 hereof; provided, however, that Viewmon Limited may be dissolved and its assets distributed to other Loan Parties.

     SECTION 6.02 Businesses and Properties. At all times do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and governmental orders (whether Federal, state or local in all applicable jurisdictions) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and govern mental orders relating to employment matters, public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance of any of which would be reasonably expected to have a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 6.03 Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the property of the Borrower against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its subsidiaries, in such amount as the


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


Agent shall reasonably deem necessary, (d) maintain product liability and business interruption insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, (and to the extent business interruption insurance is so maintained, assign such insurance to the Agent for its own benefit and the benefit of the Lenders), and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for its own benefit and for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof. The Agent shall be named as an additional insured on all other insurance.

     SECTION 6.04 Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or
(ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.05 Financial Statements, Reports, etc. Furnish to the Agent or Collateral Monitor, as applicable, with copies for each of the Lenders:

          (a) within 90 days after the end of each Fiscal Year, (i) Consolidated balance sheets and Consolidated and consolidating income statements showing the Consolidated financial position of the Borrower and its subsidiaries as of the close of such Fiscal Year and the Consolidated results of their operations during such year, and (ii) a Consolidated statement of shareholders' equity and a Con solidated statement of cash flow, as of the close of such Fiscal Year, comparing such financial position and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing Consolidated financial statements to be audited by independent public accountants acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance acceptable to the Agent; together with supplemental balance sheets and statements of income, shareholders equity and cash flow prepared by such


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


     independent public accountants as being fairly stated in relation to such audited financial statements taken as a whole;

          (b) within 45 days after the end of each of the first three (3) fiscal quarters of the Borrower, (i) unaudited Consolidated balance sheets and Consolidated income statements showing the financial position and results of operations of the Borrower and its subsidiaries as of the end of each such quarter, (ii) a Consolidated statement of shareholders' equity and
     (iii) a Consolidated statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial position and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, in each case prepared and certified by the Financial Officer of the Borrower as presenting fairly in all material respects the financial position and results of operations of the Borrower and its subsidiaries and as having been prepared in accordance with GAAP, (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments;

          (c) within 30 days after the end of each month, (i) unaudited Consolidated balance sheets and income statements showing the financial position and results of operations of the Borrower and its subsidiaries as of the end of each such month, (ii) a Consolidated statement of shareholders' equity and (iii) a Consolidated statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial position and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments;

          (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrower or any subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

          (e) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of the Borrower, certify that to the best of


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


     his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.08, 7.09 and 7.10 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.07, 7.08, 7.09 and 7.10 hereof (such certificate to include calculations demonstrating compliance with such covenants) and, if such a Default or Event of Default has occurred, a separate certificate signed by the Financial Officer of the Borrower specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereof; provided, however, that any certificate delivered concurrently with (a) above shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate and signed by the Financial Officer of the Borrower;

          (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrower and its subsidiaries;

          (g) together with the last Borrowing Base Certificate of a fiscal month to be delivered pursuant to Section 6.05(k) hereof, an aging schedule of the Receivables in the form of the aging schedule of Receivables dated June 30, 1999 previously furnished to the Agent and Collateral Monitor, together with an executive summary with respect to the Borrower's top five accounts for which Receivables are more than 90 days past due, comparing the total of such past due Receivables for the month then ended to the total of past due Receivables for the previous month and the Borrower's plan with respect to the collection of such past due Receivables, executed by the Financial Officer of the Borrower;

          (h) within 30 days prior to the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Capital Expenditures) for the Borrower and its respective subsidiaries for such Fiscal Year (including monthly balance sheets, statements of income and of cash flow) and annual projections through the Revolving Credit Termination Date prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Agent and Collateral Monitor;

          (i) within 30 days after the end of each fiscal quarter a backlog report in form satisfactory to the Agent and Collateral Monitor;


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


          (j) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders;

          (k) (deliver to the Agent and the Collateral Monitor without copies to the Lenders) each Friday a Borrowing Base Certificate in the form of
     Schedule 6.05(k) annexed hereto, current as of the close of business on the Saturday of the immediately preceding week, setting forth the calculation of the Borrowing Base and Availability of the Borrower, supported by a schedule showing (by season and dollar valuation) inventory which is Prior Season Inventory and ASL Retail Prior Season Inventory, provided that (1) the Borrowing Base and the Availability set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Collateral Monitor to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Collateral Monitor, unless the Collateral Monitor disputes the eligibility of any asset for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (2) in the event of any dispute about the eligibility of an asset for inclusion in the calculation of the Borrowing Base or the valuation thereof, the Collateral Monitor's good faith judgment (in consultation with the Agent) shall control;

          (l) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with the Borrower;

          (m) (deliver to the Agent and the Collateral Monitor without copies to the Lenders) within 30 days after the end of each fiscal month, an Inventory Designation Schedule in the form of Schedule 6.05(m), current as of the close of business on the last day of such fiscal month, certified by the Financial Officer of the Borrower, containing the breakdown of the consolidated inventory of the Borrower and its subsidiaries valued at cost;

          (n) such other information (including, without limitation, consolidating balance sheets, statements of income, shareholders equity and cash flow of the Borrower) as the Agent or Collateral Monitor may reasonably request.

     SECTION 6.06 Litigation and Other Notices. Promptly after becoming aware thereof, give the Agent written notice of the following:

          (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;


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


          (b) the filing or commencement of any action, suit or proceeding against the Borrower or any of its subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determi nation and which, if adversely determined, would
     (A) reasonably be expected to result in liability of one or more Borrower or a subsidiary thereof in an aggregate amount of $500,000 or more, not reimbursable by insurance, or (B) materially impair the right of the Borrower or a subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

          (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

          (d) any development in the business or affairs of the Borrower or any of its subsidiaries which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of the Borrower, a Material Adverse Effect.

     SECTION 6.07 ERISA. (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Borrower nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

     (b) Deliver to the Agent, promptly, and in any event within 30 days, after
(i) the occurrence of any Reportable Event with respect to a Pension Plan, a copy of the materials that are filed with the PBGC, (ii) the Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by the Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by the Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) the Borrower or any


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


ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) the Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

     SECTION 6.08 Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices, maintain its computer systems and software so as to calculate, compare and sequence from, into and between 1999 and 2000, including leap year calculations and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as the Agent or the Collateral Monitor may reasonably request, permit any authorized representative designated by the Agent or the Collateral Monitor to visit and inspect the properties and financial records of the Borrower and its subsidiaries and to make extracts from such financial records at the Agent's and the Collateral Monitor's expense, and permit any authorized representative designated by the Agent and the Collateral Monitor to discuss the affairs, finances and condition of the Borrower and its subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. At the Borrower's expense, the Collateral Monitor at the direction of the Agent shall have the right to audit, as often as it may reasonably request, the existence and condition of the accounts receivables, inventory, books and records of the Borrower and its subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents (any authorized representative of any Lender being entitled to accompany the Collateral Monitor at such Lender's own expense).

     SECTION 6.09 Use of Proceeds. Use the proceeds of the Credit Events only for the purposes set forth in Section 4.14 hereof.

     SECTION 6.10 Fiscal Year-End. Cause its Fiscal Year to end on or about December 31 in each year.

     SECTION 6.11 Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority Lien created by the Security Documents in the Collateral.


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


     SECTION 6.12 Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee of the Obligations in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of each such subsidiary to pledge all of the capital stock of such subsidiary pursuant to the Pledge Agreement and cause each such subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement; provided, however, that non-domestic direct and indirect subsidiaries of the Borrower established after the Closing Date whose total assets are worth $500,000 or less shall not be required to comply with the terms of this Section
6.12 unless all such non-domestic direct and indirect subsidiaries of the Borrower in the aggregate own assets worth more than $1,000,000 at which time all such subsidiaries must comply with the terms of this Section 6.12.

     SECTION 6.13 Environmental Laws. (a) Comply, and cause each of its subsidiaries or tenants or other licensed users of their properties to comply, in all material respects with the provisions of all Environmental Laws, and shall keep its properties and the properties of its subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Borrower shall not cause or suffer or permit, and shall not suffer or permit any of its subsidiaries to cause or suffer or permit, the property of the Borrower or its subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used, generated, produced, processed, handled, stored, transported or disposed of in the ordinary course of business of the Borrower and its subsidiaries and disclosed in Schedule 6.13 hereto, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance in all material respects with Environmental Law.

     (b) Supply to the Agent copies of all Permits and all submissions by the Borrower or any of its subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrower or any of its subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. The Borrower shall also permit and authorize, and shall cause its subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

     (c) Promptly (and in no event more than two Business Days after the Borrower becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:


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

               (i) the Borrower, any subsidiary of the Borrower, or any tenant or other occupant of any property of the Borrower or such subsidiary receives written notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

               (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries, in amounts that are required to be reported under Environmental Law or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

               (iii) the Borrower or any of its subsidiaries is or may be liable for any costs of cleaning up or otherwise remedying a Release of Hazardous Materials;

               (iv) any part of the properties owned, operated, leased or occupied by the Borrower or any of its subsidiaries is or may be subject to a Lien under any Environmental Law; or

               (v) the Borrower or any of its subsidiaries undertakes any Remedial Work with respect to any Hazardous Materials.

     (d) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, the Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any govern mental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by the Borrower or any of its subsidiaries is located provide that a Lien upon such property of the Borrower or such subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice that a Release has occurred is given by the Agent to the Borrower or such subsidiary, the Borrower or such subsidiary shall deliver to the Agent a report issued by a qualified third party engineer assessing the existence and extent of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of the Borrower hereunder.

     (e) In the event that any Remedial Work is required to be performed by the Borrower or any of its subsidiaries under any applicable Environmental Law, any judicial order, or by any governmental entity, the Borrower or such subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders ;provided, however, that such Remedial Work shall not be required so long as it shall be contested in good faith by appropriate proceedings and the applicable party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend any requirement that such Remedial Work be performed.

     SECTION 6.14 Pay Obligations to Lenders and Perform Other Covenants. (a) Make full and timely payment of the Obligations when due, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein, subject to applicable cure and grace periods and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions reasonably necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance. In addition, at the reasonable request of the Agent, the Borrower shall pursue any claim arising in connection with the Acquisition Documents.

     SECTION 6.15 Year 2000. Take all actions reasonably necessary to permit the proper functioning, in and following the year 2000 of (a) the Borrower's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface and which are within the control of the Borrower and the testing of all such systems and equipment, as so programmed, unless the failure to take such actions would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.16 Special Charter Amendment. Use reasonable best efforts to deliver to the Agent within 120 days of the Closing Date (i) a copy of the certificate of incorporation of the Borrower, certified by the Secretary of State of the State of Delaware reflecting the Special Charter Amendment and (ii) the Special Charter Amendment Opinion; provided, however, that the failure of the Borrower to comply with the requirements of this Section 6.16 shall not constitute a Default or an Event of Default.

     SECTION 6.17 Rate Agreement. Within ten (10) Business Days of the Closing Date the Borrower shall have entered into an interest rate cap, swap or collar (the "Rate Agreement") with a Lender covering a notional principal amount of at least


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


$25,000,000 and having a tenor through the Revolving Credit Termination Date and on such other terms and conditions as shall be reasonably satisfactory to the Agent.

VII. NEGATIVE COVENANTS

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and will not cause or permit any of its subsidiaries and, in the case of Section 7.14 hereof, any ERISA Affiliate to, either directly or indirectly:

     SECTION 7.01 Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

          (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 20 days or which are being contested in compliance with Section 6.04 hereof;

          (c) Liens securing the payment of taxes, assessments and govern mental charges or levies, that are not delinquent or are being diligently contested in compliance with Section 6.04 hereof;

          (d) zoning restrictions, easements, rights of way, licenses, flowage rights, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor defects or irregularities of title and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (e) Purchase money Liens granted in connection with the incurrence of Indebtedness permitted by Section 7.03(vii) hereof, to the vendor or person financing the construction or acquisition of property, plant or equipment provided that (i) such Lien is limited to the particular assets constructed or acquired, (ii)


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


     the debt secured by the Lien does not exceed the amount financed for the construction or acquisition cost (including transaction costs and indemnities customarily secured by a Lien of such type) of the specific assets on which the Lien is granted, (iii) such Lien arises and the Indebtedness secured thereby is created within 60 days of the completion of such construction or of such acquisition or are incurred to extend, renew or refinance such Liens and Indebtedness incurred within such 60-day period and (iv) such transaction does not otherwise violate this Agreement;

          (f) Liens existing on the date of this Agreement and set forth in
     Schedule 7.01 annexed hereto but not the extension, renewal or refunding of the Indebtedness secured thereby;

          (g) Liens created in favor of the Agent for its own benefit and for the benefit of the Lenders pursuant to the Loan Documents;

          (h) Liens and deposits securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

          (i) Judgment Liens securing judgments and decrees, which would not constitute an Event of Default under paragraph (i) of Article VIII hereof;

          (j) Liens on property prior to the acquisition thereof by a Borrower, a Guarantor or any subsidiary thereof, provided that such Lien is not created in contemplation of or in connection with such acquisition, such Lien does not apply to any other property and such Lien does not materially interfere with the use, occupancy and operation of any property, materially reduce the fair market value of such property but for such Lien or result in any material increase in the cost of operating, occupying or owning (or leasing) such property;

          (k) Liens arising from precautionary UCC financing statement filings regarding operating leases, equipment under construction for the Borrower or any of its subsidiaries or equipment being used by the Borrower or any of its subsidiaries on a trial basis (and anticipated to be leased pursuant to an operating lease, or purchased, by the Borrower or such subsidiary);

          (l) subject to the rights of the Agent and the Lenders under the Security Documents, interest of licensees and sub-licensees in any trademarks or other intellectual property license or sub-license by the Borrower or any of its subsidiaries;

          (m) customary restrictions imposed by licensors of software or trademarks on users thereof; or


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

          (n) Liens in favor of the Factor in "Purchased Receivables" only as set forth in the Factoring Agreement.

     SECTION 7.02 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby the Borrower or any of its subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower or such subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     SECTION 7.03 Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under
Section 7.01 hereof, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, and the extension or renewal thereof (other than the Senior Notes) not in excess of the maximum principal amount thereof and not at interest rates higher than those in existence, (iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) purchase money Indebtedness (including Capitalized Lease Obligations) to finance Capital Expenditures permitted by Section 7.07 hereof provided that any Lien granted with respect to such Indebtedness is permitted by
Section 7.01(e) hereof, (viii) Subordinated Indebtedness, (ix) Indebtedness constituting contingent obligations with respect to pending litigation which is being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established, (x) unsecured intercompany Indebtedness between and among Loan Parties but only to the extent investments in such Indebtedness are permitted pursuant to Section 7.06(f) hereof, (xi) Indebtedness of the Borrower and its subsidiaries incurred in connection with employment contracts, severance agreement and stock option plans entered into in the ordinary course of business in an amount not to exceed $15,000,000; and
(xii) other Indebtedness of the Borrower and its subsidiaries provided that the aggregate amount of Indebtedness permitted pursuant to this clause (xii) shall not exceed, at any time, $2,500,000.

     SECTION 7.04 Dividends, Distributions and Payments. Declare or pay, directly and indirectly, any cash dividends or make any other distribution whether in cash, property, securities or a combination thereof, with respect to (whether by reduc tion of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose except that any wholly-owned subsidiary of the Borrower may pay dividends or make other distributions to the Borrower or a wholly-owned subsidiary of the Borrower.


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


     SECTION 7.05 Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person; provided, however, that the foregoing shall not prohibit:

          (a) purchases and sales of inventory in the ordinary course;

          (b) (i) sales of assets (excluding capital stock of a subsidiary) and
     (ii) sales of worn out, obsolete, scrap or surplus assets not to exceed for
     (i) and (ii) $500,000 in the aggregate in any Fiscal Year; provided that the net proceeds realized are applied within 30 days of any such sale or other disposition to purchase other assets;

          (c) sales of accounts receivable permitted by Section 7.12 hereof;

          (d) Capital Expenditures permitted by Section 7.07 hereof;

          (e) liquidation of investments permitted pursuant to Sections 7.06(a) through (e) hereof;

          (f) so long as at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the merger or consolidation of any subsidiary incorporated in the United States with or into any other subsidiary incorporated in the United States in which no person other than the parent of such subsidiary receives consideration and the Agent in its sole discretion is satisfied that the surviving person has assumed all Obligations of the person merging with or consolidating into such surviving person and that there has been no Material Adverse Effect with respect to the Collateral; and

          (g) transfers of assets from a wholly-owned subsidiary of the Borrower to the Borrower or another wholly-owned subsidiary of the Borrower which is a Guarantor hereunder and which do not in the aggregate exceed $500,000.

     SECTION 7.06 Investments. Own, purchase or acquire any stock, obligations, assets (not in the ordinary course of business) or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

          (a) demand deposits, bankers acceptances, certificates of deposit, time deposits and money market accounts in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group


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

     or Moody's Investors Service, Inc.; and certificates of deposit in dollars offered by money market mutual funds meeting the criteria in (c) below;

          (b) readily marketable direct obligations of the United States govern ment or any agency thereof which are backed by the full faith and credit of the United States;

          (c) investments in money market mutual funds having assets in excess of $2,500,000,000;

          (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (e) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (f) investments in the stock of any subsidiary existing on the Closing Date, and any additional investments therein and otherwise among the Loan Parties not to exceed $2,500,000 at any one time outstanding;

          (g) investments in non-cash consideration received in connection with a permitted sale of assets (subject to the granting of a Lien as required by the Security Documents);

          (h) investments arising from transactions by the Borrower or any of its subsidiaries with customers or suppliers in the ordinary course of business, including, without limitation, endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers or in settlement of delinquent obligations of, or other disputes with, customers or suppliers, arising in the ordinary course of business (subject to the granting of a Lien as required by the Security Documents);

          (i) loans or advances to employees to cover payroll, travel and similar expenses, arising in the ordinary course, so long as the aggregate amount of such loans and advances does not exceed $500,000 at any one time outstanding;

          (j) Capital Expenditures and other purchases permitted under other provisions of this Agreement;

          (k) Indebtedness permitted by Section 7.03;

          (l) transactions permitted pursuant to Section 7.05;


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


          (m) investments set forth on Schedule 7.06 annexed hereto;

          (n) investment consisting of the Guarantees existing pursuant to
     Article XII hereof;

          (o) investments consisting of accounts receivables owing to the Borrower or any of its subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms; or

          (p) investments consisting of loans, advances and other investments in partnerships, joint ventures and similar investments with persons that are not Affiliates of the Borrower so long as the aggregate principal amount thereof at any time outstanding shall not exceed $500,000;

provided that, in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.

     SECTION 7.07 Capital Expenditures. Permit the aggregate amount of payments made for Capital Expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, in each of the periods indicated below to exceed the following amounts for the Borrower and its subsidiaries:


                  Period                                       Maximum Amount
                  ------                                       --------------

Fiscal Year ending on or about December 31, 1999                 $8,000,000

Fiscal Year ending on or about December 31, 2000                 $7,504,000

Fiscal Year ending on or about December 31, 2001                 $7,500,000

Fiscal Year ending on or about December 31, 2002                 $6,500,000

Fiscal Year ending on or about December 31, 2003                 $6,500,000


     Permitted Capital Expenditures up to $2,500,000 not utilized in the 1999 Fiscal Year may be expended only in Fiscal Year 2000.

     SECTION 7.08 Capitalization Ratio. Permit the Capitalization Ratio of the Borrower and its subsidiaries on a Consolidated basis for the four consecutive fiscal quarter period ending on the dates set forth below to be greater than the respective amounts set forth below opposite such dates:


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


    Quarter Ending on or about                            Ratio
    --------------------------                            -----
June 30, 1999                                              64%
September 30, 1999                                         65%
December 31, 1999                                          62%
March 31, 2000                                             65%
June 30, 2000                                              62%
September 30, 2000                                         65%
December 31, 2000                                          59%
March 31, 2001                                             64%
June 30, 2001                                              61%
September 30, 2001                                         64%
December 31, 2001                                          58%
March 31, 2002                                             63%
June 30, 2002                                              60%
September 30, 2002                                         63%
December 31, 2002                                          57%
March 31, 2003                                             62%
June 30, 2003                                              59%
September 30, 2003                                         62%

     SECTION 7.09 Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Borrower and its subsidiaries on a Consolidated basis for the four consecutive fiscal quarter periods ending on the dates set forth below to be less than the respective amounts set forth below opposite such dates:


    Quarter ending on or about                            Ratio
    --------------------------                            -----
June 30, 1999                                           1.50:1.00
September 30, 1999                                      1.40:1.00
December 31, 1999                                       1.45:1.00
March 31, 2000                                          1.55:1.00
June 30, 2000                                           1.50:1.00
September 30, 2000                                      1.75:1.00
December 31, 2000                                       1.80:1.00
March 31, 2001                                          1.80:1.00
June 30, 2001                                           1.80:1.00
September 30, 2001                                      1.80:1.00
December 31, 2001                                       2.30:1.00
March 31, 2002                                          2.30:1.00
June 30, 2002                                           2.30:1.00
September 30, 2002                                      2.30:1.00
December 31, 2002                                       2.80:1.00
March 31, 2003                                          2.80:1.00
June 30, 2003                                           2.80:1.00
September 30, 2003                                      2.80:1.00


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


     SECTION 7.10 Net Worth. Permit the Net Worth of the Borrower and its subsidiaries on a Consolidated basis at any time to be less than $120,000,000 through December 31, 2000 and thereafter at any time to be less than the respective amounts set forth below for the periods indicated:


            Period                                          Amount
            ------                                          ------
January 1, 2001 through March 31, 2001                   $122,000,000
April 1, 2001 through June 30, 2001                      $124,000,000
July 1, 2001 through September 30, 2001                  $126,000,000
October 1, 2001 through December 31, 2001                $128,000,000
January 1, 2002 through March 31, 2002                   $130,000,000
April 1, 2002 through June 30, 2002                      $132,000,000
July 1, 2002 through September 30, 2002                  $134,000,000
October 1, 2002 through December 31, 2002                $136,000,000
January 1, 2003 through March 31, 2003                   $138,000,000
April 1, 2003 through June 30, 2003                      $140,000,000
July 1, 2003 through September 30, 2003                  $142,000,000
October 1, 2003 through December 31, 2003                $144,000,000


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


     SECTION 7.11 Business. Alter the nature of its business as operated on the date of this Agreement in any material respect, and in any event permit AKC Acquisition to engage in any activity other than its ownership of Lion Licensing or permit Lion Licensing to engage in any activity other than its ownership of the trademarks and other intellectual property and related intangibles being acquired pursuant to the Acquisition and the licensing thereof and activities related thereto in the ordinary course of business.

     SECTION 7.12 Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business, (ii) the sale of any such accounts to the Agent or (iii) the sale of "Purchased Receivables" to the Factor pursuant to the Factoring Agreement.

     SECTION 7.13 Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than those set forth in Section 4.14 hereof.

     SECTION 7.14 ERISA. (a) Engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

     (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

     (c) Fail to make payment when due of any material amounts which, under the provisions of any Pension Plan or Multiemployer Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

     (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     SECTION 7.15 Accounting Changes. Make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

     SECTION 7.16 Prepayment or Modification of Indebtedness; Modification of Charter Documents. (a) Prior to the maturity date hereof, directly or indirectly prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than Indebtedness incurred hereunder.

     (b) Modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness or of the Factoring Agreement if such modification, amendment or other alteration is reasonably expected to have a Material Adverse Effect.

     (c) Modify, amend or alter their certificates or articles of incorporation or other constitutive documents or preferred stock/certificates of designations if such modification, amendment or alteration is reasonably expected to have an Material Adverse Effect, except for (i) the Special Charter Amendment and (ii) the dissolution of Viewmon Limited as permitted under Section 6.01 hereof.

     SECTION 7.17 Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of the Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

     SECTION 7.18 Consulting Fees. Pay any management, consulting or other fees of any kind to any Affiliate of the Borrower other than any of the Borrower's wholly-owned subsidiaries in the ordinary course of business.

     SECTION 7.19 Negative Pledges, etc. Enter into any agreement (other than this Agreement or any other Loan Document or any agreement relating to any Indebtedness permitted pursuant to Sections 7.03(ii) and (vii) hereof and the Factoring Agreement but only with respect to the property securing such Indebtedness) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

VIII. EVENTS OF DEFAULT

     In case of the happening of any of the following events (herein called "Events of Default"):

          (a) any representation or warranty made or deemed made by any Loan Party or subsidiary thereof in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

          (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit, or any other Loan Document or the Commitment Letter or in connection with any other Credit Event or the Transactions when and as the same shall become due and payable;

          (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of (i) Article VI or Article VII hereof, any of the Notes, or any of the Security Documents, subject in the case of any Security Document to any applicable grace period, or (ii) any other terms of this Agreement (other than as specified in (a), (b), (c) or (d)(i) above) and such default with respect to any such other terms described in this clause (ii) shall remain unremedied for a period of 20 days;

          (e) any Loan Party or subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation, reorganization or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
     (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or subsidiary thereof or for a substantial part of its property or assets,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (vii) be wound up (except for the dissolution of Viewmon Limited permitted under Section 6.01 hereof) or (viii) take corporate action for the purpose of effecting any of the foregoing;


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


          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or subsidiary thereof, or of a substantial part of the property or assets of any Loan Party or subsidiary thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or subsidiary thereof or for a substantial part of the property of any Loan Party or (iii) the winding-up or liquidation of any Loan Party or subsidiary thereof (except for the dissolution of Viewmon Limited permitted under Section 6.01 hereof); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

          (g) default shall be made with respect to any Indebtedness or Capitalized Lease Obligation of any Loan Party or subsidiary thereof (excluding Indebtedness outstanding hereunder) which either individually or taken together with other such Indebtedness as to which a default has occurred shall exceed $500,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness;

          (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party or a subsidiary thereof, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party or a subsidiary thereof, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code,
     (vi) any Loan Party or a subsidiary thereof or any ERISA Affiliate has incurred a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or a subsidiary thereof or any ERISA Affiliate fails to pay the full amount of an installment required under
     Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or a subsidiary thereof or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (i), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Agent, could


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


     have a Material Adverse Effect with respect to any Loan Party or any ERISA Affiliate;

          (i) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material with drawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

          (j) a judgment (not reimbursed by insurance policies of any Loan Party or subsidiary thereof) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $500,000 shall be rendered by a court or other tribunal against any Loan Party or a subsidiary thereof and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to levy upon assets or properties to enforce such judgment, decree, fine or penalty;

          (k) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party or a subsidiary thereof not to be, a legal, valid and binding obligation of any Loan Party or a subsidiary thereof, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party or a subsidiary thereof not to be, a valid, first priority perfected Lien (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

          (l) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party or a subsidiary thereof, if in the case of any of the foregoing, if any such event or circumstance is reasonably expected to have a Material Adverse Effect; or

          (m) a "Change of Control" as defined in the Senior Note Indenture shall occur;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion


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


of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; and (ii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, and (iii) require that the Borrower remit to the Agent cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit at such time, such cash collateral to be held by the Agent for its own benefit and the benefit of the Lenders in a cash collateral account on terms and conditions satisfactory to the Agent, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment and the obligation of the Lenders to issue Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.

IX.  AGENT AND COLLATERAL MONITOR

     In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders and The CIT Group/Commercial Services, Inc. is hereby appointed to act as Collateral Monitor on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent and Collateral Monitor to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent or Collateral Monitor, as applicable, by the terms hereof and the terms thereof together with such actions and powers as are reasonably incidental thereto. Neither the Agent nor the Collateral Monitor nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct.

     The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the


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Lenders  any  payment  of  principal  of or  interest  on the Notes  outstanding hereunder and all other amounts accrued hereunder which are paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by the Agent, (c) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Loans, the Collateral and related matters, (d) to open and maintain  bank  accounts  and  lock  boxes  as the  Agent  deems  necessary  and
appropriate  in  accordance   with  the  Loan  Documents  with  respect  to  the
Collateral, (e) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent, and (f) to incur and pay such expenses as the Agent may deem necessary or appropriate in connection with the foregoing.

     In the event that (a) the Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default (the Agent being deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender), the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Neither the Agent nor the Collateral Monitor shall be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, both the Agent and the Collateral Monitor shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that both the Agent and the Collateral Monitor may exercise its rights and powers under other agreements and instruments to which it is or may be a


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

party, and engage in other transactions with the Borrower, as though it were not Agent or the Collateral Monitor of the Lenders hereunder.

     The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

     Neither the Agent nor the Collateral Monitor nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent or the Collateral Monitor of any of their respective obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.

     Each of the Agent and the Collateral Monitor may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. Each of the Agent and the Collateral Monitor may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

     The Agent and the Borrower may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrower.

     With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent. Each of the Lenders hereby acknowledges that the Agent and/or one or more Affiliates of the Agent may at any time and from time to time be a holder of equity interests in a Loan Party, provided, that no Loan Party may be an Affiliate of the Agent.

     Each Lender agrees (i) to reimburse the Agent and Collateral Monitor in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for its own benefit and for the benefit of the Lenders by the Agent and Collateral Monitor including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and Collateral Monitor and any of their respective directors, officers, employees or agents, on demand, in the


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


amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or Collateral Monitor, as applicable, or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent or the Collateral Monitor, as applicable, for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or the Collateral Monitor, as applicable, or any of their respective directors, officers, employees or agents. The foregoing agreement shall survive the repayment of all Obligations and the termination of this Agreement.

     With respect to the release of Collateral, Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination of the Total Commitment and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry); (iii) constituting property leased to the Borrower or any subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such subsidiary to be, renewed or extended,
(iv) constituting past-due receivables to the Factor, or (v) constituting property subject to a Lien permitted under Section 7.01(e) hereof to the extent required by the holders of such Lien; provided, however, that (x) the Agent shall not be required to execute any release on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

     With respect to perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code or any comparable provision of any Lien perfection statute in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender for the purpose of perfecting such interest. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent, and, promptly upon the Agent's request, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon


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


any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

     In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, the Agent is authorized to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of Obligations owed by such Loan Party. With respect to any such proof of claim which the Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such Obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent or Collateral Monitor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or Collateral Monitor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent with the consent of the Borrower which shall not be unreasonably withheld (but no such consent shall be required if an Event of Default has occurred and is continuing) . If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. The Collateral Monitor may resign at any time by notifying the Agent and the Borrower. Upon any such resignation, the Agent may become the Collateral Monitor or with the concurrence of the Borrower (not to be unreasonably withheld) appoint a successor Collateral Monitor. After any Collateral Monitor's resignation hereunder, the provisions of this Article shall continue in effect for


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its benefit in respect of any actions taken or omitted to be taken by it while acting as Collateral Monitor.

     The Lenders hereby acknowledge that neither the Agent nor the Collateral Monitor shall be under any duty to take any discretionary action permitted to be taken by the Agent or the Collateral Monitor pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders hereby further acknowledge that neither the Agent nor the Collateral Monitor is acting as the fiduciary of, or the trustee for, any of the Lenders and except as expressly set forth herein, neither the Agent nor the Collateral Monitor shall have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agent or the Collateral Monitor by or relating to the Borrower or any of its subsidiaries.

X.   MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL

     SECTION 10.01 Collection of Receivables; Management of Collateral. (a) The Borrower will, at its own cost and expense, (i) arrange for remittances on Receivables and all other cash receipts of the Borrower and its subsidiaries from any source including, without limitation, payments from retail stores, licensees, the Factor and trade debtors to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and
(ii) promptly deposit, or cause to be deposited, all payments received by the Borrower and its subsidiaries on account of Receivables and all other cash receipts described in clause (i) above, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Borrower necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrower for and as the Lenders' property and shall not be commingled with the Borrower's other funds. Each Business Day, provided (i) that Availability is greater than zero dollars and (ii) the aggregate amount of all funds being held in such designated accounts in accordance with the foregoing is less than $500,000, the Agent may transfer all such funds to the Borrower's general operating account; otherwise, all such funds not so transferred will be applied by the Agent to reduce the outstanding balance (or if such balance is reduced to zero, to be held by the Agent as cash collateral) of the Revolving Credit Loans subject to final collection in cash of the item deposited and subject to the assessment of a two-day collection charge. In the event that Availability is less than zero dollars, as determined by the Agent in its sole discretion, any or all funds on deposit in the Borrower's general operating account may be applied by the Agent to reduce the outstanding balance (or if such balance is reduced to zero, to be held by the Agent as cash collateral) of the Revolving Credit Loans. The Agent, in its sole discretion, shall have the right to modify any provision of this
Section 10.01(a),


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


including, without limitation, applying all funds being held in the designated accounts to satisfy the Obligations.

     Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, in the ordinary course of business.

     (b) Subject to the Factoring Agreement as to "Purchased Receivables" (i) The Borrower hereby constitutes the Agent or the Agent's designee as the Borrower's attorney-in-fact with power to do any of the following: (1) to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (2) to sign the Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; (3) to send verifications of Receivables; (4) upon the occurrence and during the continuance of an Event of Default to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent may designate; and (5) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

     (ii) The Agent, without notice to or consent of the Borrower, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.


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


     (c) Nothing herein contained shall be construed to constitute the Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume the Borrower's obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

     (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrower and to charge the Borrower's account therefor. The Borrower shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Receivables.

     SECTION 10.02 Receivables Documentation. The Borrower will, in addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Collateral Monitor (in consultation with the Agent) may reasonably require, furnish, or cause to be furnished, such further schedules and/or information as the Collateral Monitor (in consultation with the Agent) may reasonably require relating to the Receivables, including, without limitation, sales invoices. In addition, the Borrower shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 10.03 hereof. The items to be provided under this Section
10.02 are to be in form reasonably satisfactory to the Collateral Monitor and the Agent and are to be executed and delivered to the Collateral Monitor and the Agent from time to time solely for its convenience in maintaining records of the Collateral; the Borrower's failure to give any of such items to the Collateral Monitor and the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

     SECTION 10.03 Status of Receivables and Other Collateral. The Borrower covenants, represents and warrants that: (a) it shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and


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every item of said Collateral owned by it; (b) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower, or work, labor and/or services theretofore rendered by the Borrower; (c) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable or portion thereof which it seeks to so qualify is not subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or Federal laws or regulations in any material respect, and all documents relating to any Eligible Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity); (e) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge, each Customer, guarantor or endorser with respect to such Receivable is solvent and will continue to be fully able to pay all Eligible Receivables on which it is obligated in full when due; (f) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless all documents and agreements relating to such Receivable shall be true and correct and in all respects what they purport to be; (g) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Receivable shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as are customary for businesses similarly situated; (i) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless it shall have immediately notified the Agent as to any accounts arising out of contracts with the United States or any department, agency or instrumentality thereof, and shall have executed any instruments and taken any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Receivable in excess of $100,000 is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral; (l) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (m) it shall


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conduct a physical count of its inventory at such intervals as the Collateral
Monitor (in consultation with the Agent) may request and promptly supply the Collateral Monitor and the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (n) it is not nor shall it be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

     SECTION 10.04 Monthly Statement of Account. The Agent shall render to the Borrower each month a statement of the Borrower's account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Agent receives a written statement of the Borrower's exceptions within 30 days after such statement was rendered to the Borrower.

     SECTION 10.05 Collateral Custodian. Upon the occurrence and continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Agent may reasonably request to pre serve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrower's account and added to the Obligations.

XI.  MISCELLANEOUS

     SECTION 11.01 Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail or sent by telecopy addressed,

          (a) if to the Borrower, Guarantors, or Grantors, at 77 Metro Way, Secaucus, New Jersey 07094, Attention: Mary Ann Domuracki, Executive Vice President Finance and Administration (Telecopy No. 201-864-7768), with a copy to Weil, Gotshal & Manges LLP, 767 5th Avenue, New York, New York, 10153- 0119, Attention: Daniel S. Dokos, Esq. (Telecopy No. 212-310-8007);

          (b) if to the Agent, at The Chase Manhattan Bank, 1411 Broadway, 5th Floor, New York, New York 10018, Attention: Kasper Account Executive (Telecopy No. 212-391-7118), with a copy to Loan and Agency Services, The Chase Manhattan Bank, 1 Chase Manhattan Plaza - 8th Floor, New York, New York 10081, Attention: Jesus Sang (Telecopy No. 212-552-5650), and with a copy to Kaye, Scholer, et al., LLP, at 425 Park Avenue, New York, New York 10022, Attention: Jeffrey M. Epstein, Esq. (Telecopy No. 212-836-6475);


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          (c) if to the Collateral Monitor, at The CIT Group/Commercial
     Services, 1211 Avenue of the Americas, 12th Floor, New York, New York 10036, Attention: Deborah B. Rogut, Vice President, Kasper Account Executive (Telecopy No. 212-382-6814); and

          (d) if to any Lender, at the address set forth below its name in
     Schedule 2.01(a) annexed hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or sent by overnight courier service or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged if sent by telecopy, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

     SECTION 11.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or any of its subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and the occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

     SECTION 11.03 Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, any Guarantor, any Grantor, any ERISA Affiliate, any subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

     (b) Each Lender, without the consent of the Borrower or the Agent, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Total Commitment) and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this


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Agreement (including, without limitation, its Total Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10, 2.12 and 2.16 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower, Grantors and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on the Loans, or extending the dates fixed for any payment of principal of or interest on, the Loans or increasing or extending the Commitments or the release of all Collateral.

     (c) Each Lender may assign by novation, to any one or more banks or other entities without the prior written consent of the Borrower but with the prior written consent of the Agent, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Total Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Revolving Credit Commitment, the Reducing Revolving Credit Commitment, Revolving Credit Loans, Reducing Revolving Credit Loans, Letters of Credit, Revolving Credit Notes and Reducing Revolving Credit Notes, (ii) the amount of the Total Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000 (unless to another Lender, in which event there shall be no minimum requirement) for the Total Commitment of such Lender and the amount of the Total Commitment of such Lender shall not be less than $5,000,000 or shall be zero (unless such Lender's minimum hold position shall fall below $5,000,000 by reason of an assignment to another Lender), (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $5,000 and (iv) the Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in the form provided to such Assignee by the Agent. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a


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Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.16 and 11.04, as well as any fees accrued for its account hereunder and not yet paid).

     (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, and that its Total Commitment and the outstanding balance of its Loans and participations in Letters of Credit, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) The Agent shall maintain at its address referred to in Section 11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and Reducing Revolving Credit Commitment, of, and principal amount of the Revolving Credit Loans and Reducing Revolving Credit Loans owing to, each


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Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Effective upon the assignment of an interest hereunder, Schedules 2.01(a) and (b) shall be amended by the Agent to reflect such assignment.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment, any processing and recordation fee and, if required, an Administrative Questionnaire and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit F annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Revolving Credit Commitment and Reducing Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment and Reducing Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment and the Reducing Revolving Credit Commitment, as applicable, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B-1, and Exhibit B-2. Notes surrendered to the Borrower shall be canceled by the Borrower.

     (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrower received from such Lender (other than disclosures permitted pursuant to Section
11.11 hereof).

     SECTION 11.04 Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall


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be consummated) or incurred by the Collateral Monitor in the performance of its services hereunder or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (b) The Borrower indemnifies the Agent, the Collateral Monitor and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, the Collateral Monitor, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, the Guarantees, any of the Security Documents, Acquisition Documents or the other documents contemplated hereby or thereby,
(iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, the Collateral Monitor, any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Agent, the Collateral Monitor or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent, the Collateral Monitor or any Lender.

     (c) The Borrower indemnifies, and agrees to defend and hold harmless the Agent, the Collateral Monitor and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrower or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.


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     (d) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent, the Collateral Monitor or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

     SECTION 11.05 Applicable Law. THIS AGREEMENT AND THE NOTES AND THE OTHER LOAN DOCUMENTS, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     SECTION 11.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Agent each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

     SECTION 11.07 Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

     (b) All payments by the Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section
11.01 hereof.

     SECTION 11.08 Waivers; Amendments. (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or


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discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agree ment shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note, or decrease any fees payable pro rata to the Lenders, (ii) change the Revolving Credit Commitment or the Reducing Revolving Credit Commitment of any Lender, increase any percentage or amount contained in the definition of Borrowing Base or make overadvances other than Permitted Overadvances or amend or modify the provisions of this Section,
Section 2.06, Section 2.13, Section 4.14 or Section 11.04 hereof or the definition of "Required Lenders," or (iii) release any Guarantee (except in connection with a sale or dissolution of a Guarantor otherwise permitted hereunder) or any material portion of Collateral or share or subordinate any Lien priority (not otherwise permitted hereunder), in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or Collateral Monitor under this Agreement or the other Loan Documents without the written consent of the Agent or Collateral Monitor, as applicable. Each Lender and holder of any Note shall be bound by any modification or amendment or waiver authorized in accordance with this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

     (c) In the event that the Borrower requests, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 11.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrower and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.08(b) above, with the written consent of the Borrower and such Required Lenders, the Borrower and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Total Commitment of each Minority Lender, (ii) the assignment in accordance with Section 11.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Total Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment and the Reducing Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment and the Total Reducing Revolving Credit Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Revolving Credit Commitments and Reducing Revolving Credit Commitment described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment and Reducing Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrower of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect the changes specified in clauses (i) through (iv) hereof.

     SECTION 11.09 Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes or any of the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

     SECTION 11.10 Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

     (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

     (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this

Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

     (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     SECTION 11.11 Confidentiality. The Agent and each of the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of the Factoring Agreement, the Senior Notes, this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority;
(iii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than a Loan Party or
(C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by a Loan Party; (iv) to the extent any Loan Party shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

     SECTION 11.12 Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Loan Party hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     (b) The Borrower and each other Loan Party hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (c) The Borrower and each other Loan Party hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in
Section 11.01 hereof.

     (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

     SECTION 11.13 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

     SECTION 11.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

XII. GUARANTEES

     Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual payment and performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

     Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender or the Agent to exercise any right or remedy against any other Guarantor of the Obligations; or
(e) the failure of any Lender or the Agent to take, register, perfect or preserve any security for any of the Obligations.

     Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender or the Agent in favor of the Borrower or any other person.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might otherwise in any manner or to any extent vary the risk or reduce or extinguish the liability of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its guarantee shall be a continuing guarantee and shall stand as a guarantee of full and final payment and performance of all Obligations from time to time and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

     Each Guarantor hereby waives and releases in favor of the Lenders and the Agent all rights of subrogation against or in respect of the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise until such time as the Obligations have been fully and finally performed and paid.

     Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Borrower, Guarantors, the Agent, the Collateral Monitor and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                     KASPER A.S.L., LTD., as Borrower

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Chief Financial Officer



                                     A.S.L. RETAIL OUTLETS, INC., as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Vice President and
                                                Chief Financial Officer



                                     ASL/K LICENSING CORP., as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Treasurer



                                     KASPER A.S.L. EUROPE, LTD., as a
                                     Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Secretary



                                     KASPER HOLDINGS INC., as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Vice President

                                     AKC ACQUISITION, LTD., as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Secretary



                                     LION LICENSING, LTD., as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Secretary



                                     ASIA EXPERT LIMITED, as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Secretary



                                     TOMWELL LIMITED, as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Secretary



                                     VIEWMON LIMITED, as a Guarantor

                                     By: /s/ Dennis P. Kelly
                                         ---------------------------------------
                                         Name: Dennis P. Kelly
                                         Title: Secretary



                                     THE CHASE MANHATTAN BANK, as Lender

                                     By: /s/ Daniel Greene
                                         ---------------------------------------
                                         Name: Daniel Greene
                                         Title: Vice President

                                     THE CHASE MANHATTAN BANK, as Agent

                                     By: /s/ Daniel Greene
                                         ---------------------------------------
                                         Name: Daniel Greene
                                         Title: Vice President



                                     THE CIT GROUP/COMMERCIAL SERVICES,
                                     INC., as Lender

                                     By: /s/ Richard Lyons
                                         ---------------------------------------
                                         Name: Richard Lyons
                                         Title: Vice President



                                     THE CIT GROUP/COMMERCIAL SERVICES,
                                     INC., as Collateral Monitor

                                     By: /s/ Richard Lyons
                                         ---------------------------------------
                                         Name: Richard Lyons
                                         Title: Vice President



                                     LASALLE BANK, N.A., as Lender

                                     By: /s/ Shonagh Aylsworth
                                         ---------------------------------------
                                         Name: Shonagh Aylsworth
                                         Title: First Vice President



                                     FLEET CAPITAL CORPORATION, as Lender

                                     By: /s/ Frank J. Galle
                                         ---------------------------------------
                                         Name: Frank J. Galle
                                         Title: Vice President



                                     FINOVA CAPITAL CORPORATION, as Lender

                                     By: /s/ Jason S. Ito
                                         ---------------------------------------
                                         Name: Jason S. Ito
                                         Title: Director

                                     ISRAEL DISCOUNT BANK OF NEW YORK, as
                                     Lender

By: /s/ R. David Korngruen           By: /s/ Howard Weinberg
    ------------------------------       ---------------------------------------
    Name: R. David Korngruen             Name: Howard Weinberg
    Title: Vice President                Title: First Vice President



                                     BANKBOSTON, N.A., as Lender

                                     By: /s/ Robert J. Brandon
                                         ---------------------------------------
                                         Name: Robert J. Brandon
                                         Title: Managing Director



                                     PNC BANK, NATIONAL ASSOCIATION, as
                                     Lender

                                     By: /s/ David L. Raphaels
                                         ---------------------------------------
                                         Name: David L. Raphaels
                                         Title: Vice President



                                     DEBIS FINANCIAL SERVICES, INC., as
                                     Lender

                                     By: /s/ Michael L. Miller
                                         ---------------------------------------
                                         Name: Michael L. Miller
                                         Title: Managing Director



                                     BANK LEUMI USA, as Lender

                                     By: /s/ Steven Farron
                                         ---------------------------------------
                                         Name: Steven Farron
                                         Title: Vice President

                                                                SCHEDULE 2.01(a)


                          Revolving Credit Commitments

Prior to receipt by the Agent of the Special Charter Amendment Opinion each Lender's Revolving Credit Commitment shall be as follows:

                                                               Approximate
                                           Revolving           Percentage of
                                           Credit              Total Revolving
Lender                                     Commitment          Credit Commitment
------                                     ----------          -----------------

The Chase Manhattan Bank
1411 Broadway, 5th Floor
New York, NY 10018                         $14,843,750             14.84375 %
Attention: Kasper Relationship
           Manager

The CIT Group/Commercial
Services, Inc.
1211 Avenue of the Americas
12th Floor
New York, NY 10036                         $14,843,750             14.84375 %
Attention: Deborah B. Rogut

LaSalle National Bank, N.A
135 South LaSalle St
Chicago, IL 60803                          $ 9,375,000              9.37500 %
Attention: Shonagh Aylsworth

Fleet Capital Corporation
60 East 42 St., 3rd Floor
New York, NY 10022                         $12,500,000             12.50000 %
Attention: Jack Donlon

Finova Capital Corporation
400 Northridge Rd., Suite 1100
Atlanta, GA 30350                          $ 7,812,500              7.81250 %
Attention: Bruce Sim


                                   2.01(a) - 1

Israel Discount Bank of New York
511 Fifth Ave.
New York, NY 10017                         $ 6,250,000              6.25000 %
Attention: Howard Weinberg

BankBoston, N.A.
100 Federal St.
Boston, MA 02110                          $ 12,500,000             12.50000 %
Attention: Tricia Malerba

PNC Bank, National Association
Two Tower Center
East Brunswick, NJ  08818                  $ 9,375,000              9.37500 %
Attention: Dave Raphaels

debis Financial Services, Inc
201 Merritt 7, Suite 700
Norwalk, CT 06856                          $ 9,375,000              9.37500 %
Attention: Jim Stone

Bank Leumi, USA
562 Fifth Avenue, 11th Floor
New York, NY 10036                         $ 3,125,000              3.12500 %
Attention: Mel Plotzker

                                         =============            ====
Total                                    $ 100,000,000            100%


                                   2.01(a) - 2

After receipt by the Agent of the Special Charter Amendment Opinion each Lender's Revolving Credit Commitment shall be as follows:

                                                               Approximate
                                           Revolving           Percentage of
                                           Credit              Total Revolving
Lender                                     Commitment          Credit Commitment
------                                     ----------          -----------------

The Chase Manhattan Bank
1411 Broadway, 5th Floor
New York, NY 10018                        $ 23,750,000             14.84375 %
Attention: Kasper Relationship
           Manager

The CIT Group/ Commercial
Services, Inc.
12th Floor
1211 Avenue of the Americas
New York, NY 10036                        $ 23,750,000             14.84375 %
Attention: Deborah B. Rogut

LaSalle National Bank, N.A.
135 South LaSalle St.
Chicago, IL 60803                         $ 15,000,000              9.37500 %
Attention: Shonagh Aylsworth

Fleet Capital Corporation
60 East 42 St., 3rd Floor
New York, NY 10022                        $ 20,000,000             12.50000 %
Attention: Jack Donlon

Finova Capital Corporation
400 Northridge Rd., Suite 1100
Atlanta, GA 30350                         $ 12,500,000              7.81250 %
Attention: Bruce Sim

Israel Discount Bank of New York
511 Fifth Ave.
New York, NY 10017                        $ 10,000,000              6.25000 %
Attention: Howard Weinberg


                                   2.01(a) - 3

BankBoston, N.A.
100 Federal Street
Boston, MA 02110                          $ 20,000,000             12.50000 %
Attention: Tricia Malerba

PNC Bank, National Association
Two Tower Center
East Brunswick, NJ  08818                 $ 15,000,000              9.37500 %
Attention: Dave Raphaels

debis Financial Services, Inc
201 Merritt 7, Suite 700
Norwalk, CT 06856                         $ 15,000,000              9.37500 %
Attention: Jim Stone

Bank Leumi, USA
562 Fifth Avenue, 11th Floor
New York, NY 10036                         $ 5,000,000              3.12500 %
Attention: Mel Plotzker

                                         =============            ====
Total                                    $ 160,000,000            100%


                                   2.01(a) - 4

                                                                SCHEDULE 2.01(b)


                      Reducing Revolving Credit Commitments

                                                               Approximate
                                           Revolving           Percentage of
                                           Credit              Total Revolving
Lender                                     Commitment          Credit Commitment
------                                     ----------          -----------------

The Chase Manhattan Bank
1411 Broadway, 5th Floor
New York, NY 10018                      $ 3,710,937.50             14.84375 %
Attention: Kasper Relationship
           Manager

The CIT Group/Commercial
Services, Inc.
1211 Avenue of the Americas
12th Floor
New York, NY 10036                      $ 3,710,937.50             14.84375 %
Attention: Deborah B. Rogut

LaSalle National Bank, N.A.
135 South LaSalle St.
Chicago, IL 60803                          $ 2,343,750              9.37500 %
Attention: Shonagh Aylsworth

Fleet Capital Corporation
60 East 42 St., 3rd Floor
New York, NY 10022                         $ 3,125,000             12.50000 %
Attention: Jack Donlon

Finova Capital Corporation
400 Northridge Rd., Suite 1100
Atlanta, GA 30350                          $ 1,953,125              7.81250 %
Attention: Bruce Sim

Israel Discount Bank of New York
511 Fifth Ave.
New York, NY 10017                         $ 1,562,500              6.25000 %
Attention: Howard Weinberg


                                   2.01(b) - 1

BankBoston, N.A.
100 Federal Street
Boston, MA 02110                           $ 3,125,000             12.50000 %
Attention: Tricia Malerba

PNC Bank, National Association
Two Tower Center
East Brunswick, NJ  08818                  $ 2,343,750              9.37500 %
Attention: Dave Raphaels

debis Financial Services, Inc
201 Merritt 7, Suite 700
Norwalk, CT 06856                          $ 2,343,750              9.37500 %
Attention: Jim Stone

Bank Leumi, USA
562 Fifth Avenue, 11th Floor
New York, NY 10036                           $ 781,250              3.12500 %
Attention: Mel Plotzker

                                         =============            ====
Total                                     $ 25,000,000            100%


                                   2.01(b) - 2

                                                                   SCHEDULE 2.02


                            Domestic Lending Offices



Lender                             Domestic Lending Office

The Chase Manhattan Bank           The Chase Manhattan Bank
                                   1411 Broadway, 5th Floor
                                   New York, NY 10018
                                   Attn: Kasper Relationship Manager

The CIT Group/Commercial           The CIT Group/Commercial Services, Inc.
Services, Inc.                     1211 Avenue of the Americas
                                   12th Floor
                                   New York, NY 10036
                                   Attention: Deborah B. Rogut

LaSalle National Bank, N.A.        LaSalle National Bank, N.A.
                                   135 South LaSalle St.
                                   Chicago, IL 60803
                                   Attention: Shonagh Aylsworth

Fleet Capital Corporation          Fleet Capital Corporation
                                   60 East 42 St., 3rd Floor
                                   New York, NY 10022
                                   Attention: Jack Donlon

Finova Capital Corporation         Finova Capital Corporation
                                   400 Northridge Rd., Suite 1100
                                   Atlanta, GA 30350
                                   Attention: Bruce Sim

Israel Discount Bank of            Israel Discount Bank of New York
New York                           511 Fifth Ave.
                                   New York, NY 10017
                                   Attention: Howard Weinberg

BankBoston, N.A.                   BankBoston, N.A.
                                   100 Federal Street
                                   Boston, MA 02110
                                   Attention: Tricia Malerba


                                    2.02 - 1

PNC Bank, National Association     PNC Bank, National Association
                                   Two Tower Center
                                   East Brunswick, NJ 08818
                                   Attention: Dave Raphaels

debis Financial Services, Inc      debis Financial Services, Inc.
                                   201 Merritt 7, Suite 700
                                   Norwalk, CT 06856
                                   Attention: Jim Stone

Bank Leumi, USA                    Bank Leumi, USA
                                   562 Fifth Avenue, 11th Floor
                                   New York, NY 10036
                                   Attention: Mel Plotzker


                                    2.02 - 2

                                                                   SCHEDULE 2.03


                           Eurodollar Lending Offices


Lender                             Eurodollar Lending Office

The Chase Manhattan Bank           The Chase Manhattan Bank
                                   1411 Broadway, 5th Floor
                                   New York, NY
                                   Attention: Kasper Relationship Manager

The CIT Group/Commercial           The CIT Group/Commercial Services, Inc.
Services, Inc.                     1211 Avenue of the Americas
                                   12th Floor
                                   New York, NY 10036
                                   Attention: Deborah B. Rogut

LaSalle National Bank, N.A.        LaSalle National Bank, N.A.
                                   135 South LaSalle St.
                                   Chicago, IL 60803
                                   Attention: Shonagh Aylsworth

Fleet Capital Corporation          Fleet Capital Corporation
                                   60 East 42 St., 3rd Floor
                                   New York, NY 10022
                                   Attention: Jack Donlon

Finova Capital Corporation         Finova Capital Corporation
                                   400 Northridge Rd., Suite 1100
                                   Atlanta, GA 30350
                                   Attention: Bruce Sim

Israel Discount Bank               Israel Discount Bank of New York
                                   511 Fifth Ave.
                                   New York, NY 10017
                                   Attention: Howard Weinberg

BankBoston, N.A.                   BankBoston, N.A.
                                   100 Federal Street
                                   Boston, MA 02110
                                   Attention: Tricia Malerba


                                    2.03 - 1

PNC Bank, National Association     PNC Bank, National Association
                                   Two Tower Center
                                   East Brunswick, NJ 08818
                                   Attention: Dave Raphaels

debis Financial Services, Inc      debis Financial Services, Inc.
                                   201 Merritt 7, Suite 700
                                   Norwalk, CT 06856
                                   Attention: Jim Stone

Bank Leumi, USA                    Bank Leumi, USA
                                   562 Fifth Avenue, 11th Floor
                                   New York, NY 10036
                                   Attention: Mel Plotzker


                                    2.03 - 2

                                                                SCHEDULE 6.05(g)

                              INVENTORY DESIGNATION



The Chase Manhattan Bank, as Agent
________________________
New York, ______________

Gentlemen:

     We certify, represent to you and agree with you as follows:

1) As of , the value of our inventories was set forth on the attached schedule(s) and/or paper(s). For purposes of the attached "Comp 1" shall mean the Borrower, "Comp 2" shall mean ASL Retail, "Comp 3" shall mean Asia Expert Limited, "Comp 4" shall mean ________, "Comp 5" shall mean ________, "Comp 6" shall mean ________, "Comp 7" shall mean ________ and "Comp 8" shall mean
________.

2) Such figures are taken from our inventory records, kept in accordance with generally accepted accounting principles and used in our business or, if so indicated, taken from a physical inventory. Such figures are at the lower of cost or market (unless otherwise indicated), with appropriate allowances for slow moving, returned or second quality goods. This certificate and agreement is mailed to you upon the understanding that you will rely upon it in making or continuing loans to us under the Credit Agreement dated as of ____, 199__ (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined) among the undersigned, the Lenders named therein, and The Chase Manhattan Bank, as Agent, and/or advances upon our receivables, or in otherwise extending credit to us.

3) We confirm that the agreements, warranties and representations contained in such Credit Agreement apply to all such inventories. We hereby pledge and consign to you, grant you a continuing general lien upon and designate as subject to your continuing general lien and security interest all of said inventories, confirming any lien statements or security agreements given you in respect to same.

4) Your lien and security interest shall attach to such inventories through all stages of manufacture to and including the finished product, to all accounts receivable or other proceeds resulting from the sale thereof, to any merchandise returned to us, and to all inventories acquired by us from time to time in the future, whether in substitution for or in addition to this merchandise.

5) Such inventories are located at the following addresses:



Dated: _____________, 19__                    [BORROWER]



                                              By:____________________________
                                                 Name:
                                                 Title:

                                    Exhibit A
                        Trademark Amount (000's omitted)


Jul '99       Aug '99       Sep '99       Oct '99       Nov '99      Dec '99
$40,000       $47,000       $47,000       $40,000       $40,000      $40,000

Jan '00       Feb '00       Mar '00       Apr '00       May '00      Jun '00
$43,000       $45,000       $48,000       $45,000       $43,000      $43,000
Jul '00       Aug '00       Sep '00       Oct '00       Nov '00      Dec '00
$45,000       $45,000       $43,000       $40,000       $40,000      $40,000

Jan '01       Feb '01       Mar '01       Apr '01       May '01      Jun '01
$43,000       $45,000       $38,000       $35,000       $33,000      $33,000
Jul '01       Aug '01       Sep '01       Oct '01       Nov '01      Dec '01
$35,000       $35,000       $33,000       $30,000       $30,000      $30,000

Jan '02       Feb '02       Mar '02       Apr '02       May '02      Jun '02
$33,000       $35,000       $28,000       $25,000       $23,000      $23,000
Jul '02       Aug '02       Sep '02       Oct '02       Nov '02      Dec '02
$25,000       $25,000       $23,000       $20,000       $20,000      $20,000

Jan '03       Feb '03       Mar '03       Apr '03       May '03      Jun '03
$23,000       $25,000       $18,000       $15,000       $13,000      $13,000
Jul '03       Aug '03       Sep '03       Oct '03       Nov '03      Dec '03
$15,000       $15,000       $13,000       $10,000       $10,000      $10,000